                                                                   Exhibit (3.1)



                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                             ---------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "TCI/LIBERTY HOLDING COMPANY". CHANGING ITS NAME FROM "TCI/LIBERTY HOLDING COMPANY" TO "TELE-COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 1994, AT 4:14 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                              [SEAL]
                                                  /s/  EDWARD J. FREEL
                                            Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 7202362

                                            DATE: 08-04-94
2371729 8100

944145668

                                                   STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                               FILED 04:14 PM 08/04/1994
                                                  944145668 -- 2371729

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          TCI/LIBERTY HOLDING COMPANY

                             ---------------------

     TCI/LIBERTY HOLDING COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (1) The name of the Corporation is TCI/Liberty Holding Company. The original Certificate of Incorporation of the Corporation was filed on January 24, 1994. The name under which the Corporation was originally incorporated is TCI/Liberty Holding Company.

          (2) This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation.

          (3) Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

     The name of the Corporation is Tele-Communications, Inc.

                                   ARTICLE II

                               REGISTERED OFFICE

     The location of the registered office of the Corporation in the State of Delaware is the office of The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19904, and the name of the registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

                                AUTHORIZED STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue is one billion two hundred sixty two million three hundred seventy five thousand ninety six (1,262,375,096) shares, of which one billion two hundred fifty million (1,250,000,000) shares shall be common stock ("Common Stock") and twelve million three hundred seventy five thousand ninety six (12,375,096) shares shall be preferred stock ("Preferred Stock"). Said shares of Common Stock and Preferred Stock shall be divided into the following classes:

     (a) One billion one hundred million (1,100,000,000) shares of Common Stock shall be of a class designated as Class A Common Stock with a par value of $1.00 per share;

     (b) One hundred fifty million (150,000,000) shares of Common Stock shall be of class designated as Class B Common Stock with a par value of $1.00 per share;

     (c) Seven hundred thousand (700,000) shares of Preferred Stock shall be of a class designated as Class A Preferred Stock with a par value of $.01 per share;

     (d) One million six hundred seventy five thousand and ninety six (1,675,096) shares of Preferred Stock shall be of a class designated as Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock with a par value of $.01 per share; and

     (e) Ten million (10,000,000) shares of Preferred Stock shall be of a class designated as Series Preferred Stock with a par value of $.01 per share.

     The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this
Article IV set forth:

                                   SECTION A

                              CERTAIN DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Section A shall have, for all purposes of this Article IV, the meanings herein specified:

     "Board of Directors" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York, are not required to be open.

     "capital stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

     "Certificate" shall mean this Restated Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

     "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual fiduciary or other capacity.

                                   SECTION B

                            CLASS A PREFERRED STOCK

     The Class A Preferred Stock shall have the following preferences, limitations and relative rights:

     1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section B, the meanings herein specified:

     "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.

     "Class A Preferred Stock" shall mean the Class A Preferred Stock, par value $.01 per share, of the Corporation.

     "Class B Common Stock" shall mean the Class B Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

     "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of the Corporation.

     "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the first day of March of each year, commencing with March 1, 1995, or the next succeeding Business Day if any such day is not a Business Day.

     "Dividend Period" shall mean the period from the Issue Date to and including the first Dividend Payment Date and each annual period between consecutive Dividend Payment Dates.

     "Issue Date" shall mean the date on which shares of Class A Preferred Stock are first issued.

     "Junior Stock" shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) the Class B Preferred Stock, (iv) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Class A Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (v) hereof) and (C) any Senior Stock, and (v) any class or series of Parity Stock to the extent that it ranks junior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause
(v) above, a class or series of Parity Stock shall rank junior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Class A Preferred Stock shall be entitled to dividend payment, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

     "Liquidation Preference" measured per share of the Class A Preferred Stock as of any date in question (the "Determination Date") shall mean an amount equal to the sum of (a) the Stated Liquidation Value of such share, plus (b) an amount equal to all dividends accrued on such share which pursuant to paragraph 2(b) of this Section B have been added to and remain a part of the Liquidation Preference as of the Determination Date, plus (c) for purposes of determining the amounts payable pursuant to paragraph 3 and paragraph 4 of this Section B and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on such share during the period from the immediately preceding Dividend Payment Date (or the Issue Date if the

Determination Date is on or prior to the first Dividend Payment Date) through and including the Determination Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Class A Preferred Stock upon redemption or upon liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

     "Parity Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Class A Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Class A Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Class A Preferred Stock. No class or series of capital stock that ranks junior to the Class A Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Class A Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "Record Date" for the dividends payable on any Dividend Payment Date means the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next preceding Business Day, as and if designated by the Board of Directors.

     "Redemption Date" as to any share of Class A Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 4(a) or (b) of this Section B, provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date.

     "Redemption Price" as to any share of Class A Preferred Stock which is to be redeemed on any Redemption Date shall mean the Liquidation Preference thereof on such Redemption Date.

     "Senior Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking prior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Class A Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Class A Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Class A Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Class A Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Class A Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "Special Record Date" has the meaning ascribed to such term in paragraph 2(b) of this Section B.

     "Stated Liquidation Value" of a share of Class A Preferred Stock means $322.84.

     "Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

     2. Dividends.

     (a) DIVIDEND RIGHTS; DIVIDEND PAYMENT DATES. Subject to the prior preferences and other rights of any Senior Stock and the provisions of paragraph 5 hereof, the holders of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of unrestricted funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, that shall accrue on each share of Class A Preferred Stock at the rate of 9 3/8% per annum of the Stated Liquidation Value of such share from the Issue Date to and including the date on which the Liquidation Preference of such share is made available (whether on liquidation, dissolution, or winding up of the Corporation or, in the case of paragraph 4 of this Section B, upon the applicable Redemption Date). Accrued dividends on the Class A Preferred Stock will be payable, as provided in paragraph 2(c) below, annually on each Dividend Payment Date to the holders of record of the Class A Preferred Stock as of the close of business on the Record Date for such dividend payment. Dividends shall be fully cumulative and shall accrue (without interest or compounding) on a daily basis without regard to the occurrence of a Dividend Payment Date and whether or not such dividends are declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date shall be calculated on the basis of the foregoing rate per annum for the actual number of days elapsed from the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 365- or 366-day year, as the case may be.

     (b) SPECIAL RECORD DATE. On each Dividend Payment Date, all dividends that have accrued on each share of Class A Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid as provided in paragraph 2(c) below on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Preference of such share and will remain a part thereof until such dividends are paid as provided in paragraph 2(c) below. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Class A Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class A Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends. Such accumulated or accrued and unpaid dividends may be declared and paid at any time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock which ranks on a parity basis with the Class A Preferred Stock as to the payment of dividends) without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Class A Preferred Stock.

     (c) METHOD OF PAYMENT. All dividends payable with respect to the shares of Class A Preferred Stock shall be declared and paid in cash. All dividends paid with respect to the shares of Class A Preferred Stock pursuant to this paragraph 2 shall be paid pro rata to all the holders of shares of Class A Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

     3. Distributions Upon Liquidation, Dissolution or Winding Up.

     Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class A Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Class A Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Class A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. The holders of Class A Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Preference per share. If, upon distribution of the

Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Class A Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Class A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Class A Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Class A Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders or record of the shares of Class A Preferred Stock.

     4. Redemption.

     (a) MANDATORY REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section B, the Corporation shall redeem, out of funds legally available therefor, on the twelfth anniversary of the Issue Date (or, if such day is not a Business Day, on the first Business Day thereafter), all shares of Class A Preferred Stock remaining outstanding at the Redemption Price on the Redemption Date. If the funds of the Corporation legally available for redemption of shares of the Class A Preferred Stock or Parity Stock then required to be redeemed are insufficient to redeem the total number of such shares remaining outstanding, those funds which are legally available shall, subject to the rights of any Senior Stock and the provisions of paragraph 5, be used to redeem the maximum possible number of shares of Class A Preferred Stock and Parity Stock. Subject to the rights of any Senior Stock and the provisions of paragraph 5 hereof, at any time and from time to time thereafter when additional funds of the Corporation are legally available for such purpose, such funds shall immediately be used to redeem the shares of Class A Preferred Stock and Parity Stock which are required to be redeemed that the Corporation failed to redeem until the balance of such shares has been redeemed. The selection of shares to be redeemed pursuant to the two immediately preceding sentences shall be made on a pro rata basis as among the different classes or series and as among the holders of shares of a particular class or series.

     (b) OPTIONAL REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section B, the shares of Class A Preferred Stock may be redeemed, at the option of the Corporation by the action of the Board of Directors, in whole or from time to time in part, on any Business Day occurring after the Issue Date, at the Redemption Price on the Redemption Date. If less than all outstanding shares of Class A Preferred Stock are to be redeemed on any Redemption Date, the shares of Class A Preferred Stock to be redeemed shall be chosen pro rata among all holders of Class A Preferred Stock. The Corporation shall not be required to register a transfer of (i) any shares of Class A Preferred Stock for a period of 15 days next preceding any selection of shares of Class A Preferred Stock to be redeemed or (ii) any shares of Class A Preferred Stock selected or called for redemption.

     (c) NOTICE OF REDEMPTION. Notice of redemption shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Redemption Date, to the holders of record of the shares of Class A Preferred Stock to be redeemed; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class A Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the Class A preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. In the event that fewer than the total number of shares of Class A Preferred Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

     (d) DEPOSIT OF REDEMPTION PRICE. If notice of any redemption by the Corporation pursuant to this paragraph 4 shall have been given as provided in paragraph 4(c) above, and if on or before the Redemption Date specified in such notice an amount in cash sufficient to redeem in full on the Redemption Date at the Redemption Price all shares of Class A Preferred Stock called for redemption shall have been set apart so as to be available for such purpose and only for such purpose, then effective as of the close of business on the Redemption Date, the shares of Class A Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price of such shares, without interest, upon the surrender of certificates representing the same.

     (e) STATUS OF REDEEMED SHARES. All shares of Class A Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued.

     5. Limitations on Dividends and Redemptions.

     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends for all prior dividends periods on any Parity Stock which by the terms of the instrument creating or evidencing such Parity Stock is entitled to the payment of such cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the Class A Preferred Stock, and until full cumulative dividends on such Parity Stock for all prior dividend periods are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class A Preferred Stock, of such Parity Stock and of any other class of series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class A Preferred Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class A Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and no other purpose, the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock or set aside any money or assets for any such purpose, except that the Corporation may declare and pay a dividend on any Parity Stock ranking on a parity basis with the Class A Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Class A Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of the Class A Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Class A Preferred Stock and such Parity Stock bear to each other.

     If the Corporation shall fail to redeem on any date fixed for redemption or exchange pursuant to paragraph 4 hereof any shares of Class A Preferred Stock called for redemption on such date, and until such shares are redeemed in full, the Corporation shall not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock, or set aside any money or assets for any such purpose, and neither the Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Class A Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose.

     Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Class A Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Class A Preferred Stock then outstanding.

     Nothing contained in the first, fourth or fifth paragraph of this paragraph 5 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Junior Stock; or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Class A Preferred Stock or Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

     The provisions of the first paragraph of this paragraph 5 are for the sole benefit of the holders of Class A Preferred Stock and Parity Stock having the terms described therein and accordingly, at any time when there are no shares of any such class or series of Parity Stock outstanding or if the holders of each such class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), then the provisions of the first paragraph of this paragraph 5 shall not (to the extent waived, in the case of any partial waiver) restrict the redemption, exchange, purchase or other acquisition of any shares of Class A Preferred Stock, Parity Stock or Junior Stock. All other provisions of this paragraph 5 are for the sole benefit of the holders of Class A Preferred Stock and accordingly, if the holders of shares of Class A Preferred Stock shall have waived (as provided in paragraph 7 of this Section B) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Class A Preferred Stock, any Parity Stock or any Junior Stock.

     6. Voting.

     (a) VOTING RIGHTS. The holders of Class A Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in this paragraph 6; provided, however, that the number of authorized shares of Class A Preferred Stock may be increased or decreased (but not below the number of shares of Class A preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3 of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class as provided in
Article IX of this Certificate. Without limiting the generality of the foregoing, no vote or consent of the holders of Class A Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Class A Preferred Stock or that would decrease the number of authorized shares of Class A Preferred Stock or the number of authorized shares of Class A Preferred Stock (but not below the number of shares of Preferred Stock or Class A Preferred Stock, as the case may be, then outstanding).

     (b) ELECTION OF DIRECTORS. The holders of the Class A Preferred Stock shall have the right to vote at any annual or special meeting of stockholders for the purpose of electing directors. Each share of Class A Preferred Stock shall have one vote for such purpose, and shall vote as a single class with any other class or series of capital stock of the Corporation entitled to vote in any general election of directors, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     7. Waiver.

     Any provision of this Section B which, for the benefit of the holders of Class A Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Class A Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or writing or by vote at an annual meeting or a meeting called for such purpose at which the holders of Class A Preferred Stock shall vote as a separate class.

     8. Method of Giving Notices.

     Any notice required or permitted by the provisions of this Section B to be given to the holders of share of Class A Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice.

     9. Exclusion of Other Rights.

     Except as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Class A Preferred Stock, the shares of Class A Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate.

     10. Heading of Subdivisions.

     The headings of the various subdivisions of this Section are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section.

                                   SECTION C

                 CLASS B 6% CUMULATIVE REDEEMABLE EXCHANGEABLE
                             JUNIOR PREFERRED STOCK

     The Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock shall have the following preferences, limitations and relative rights:

     1. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 1 shall have, for all purposes of this Section C, the meanings herein specified:

     "Average Market Price" as of any Record Date or Special Record Date for a dividend payment declared by the Board of Directors means the average of the daily Current Market Prices of the Class A Common Stock for a period of 20 consecutive trading days ending on the tenth trading day prior to such Record Date or Special Record Date, appropriately adjusted to take into account any stock dividends on the Class A Common Stock, or any stock splits, reclassifications or combinations of the Class A Common Stock, during the period following the first of such 20 trading days and ending on the last full trading day immediately preceding the Dividend Payment Date or other date fixed for the payment of dividends to which such Record Date or Special Record Date, as the case may be, relates.

     "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.

     "Class A Preferred Stock" shall mean the Class A Preferred Stock, par value $.01 per share, of the Corporation.

     "Class B Common Stock" shall mean the Class B Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

     "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of the Corporation.

     "Current Market Price" of a share of Class A Common Stock on any day means the last reported per share sale price (or, if no sale price is reported, the average of the high and low bid prices) of the Class A Common Stock on such day on the Nasdaq National Market or as quoted by the National Quotation Bureau Incorporated, or if the Class A Common Stock is listed on an exchange, on the principal exchange on which the Class A Common Stock is listed. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the Current Market Price on the basis of such quotations as it considers appropriate.

     "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the first day of March of each year, commencing with March 1, 995, or the next succeeding Business Day if any such day is not a Business Day.

     "Dividend Period" shall mean the period from the Initial Accrual Date to and including the first Dividend Payment Date and each annual period between consecutive Dividend Payment Dates.

     "Initial Accrual Date", when used with respect to the shares of Class B Preferred Stock, shall mean March 2, 1994.

     "Issue Date" shall mean the date on which shares of Class B Preferred Stock are first issued.

     "Junior Exchange Notes" shall mean junior subordinated debt securities of the Corporation of a series to be issued under the Junior Exchange Note Indenture in exchange for shares of Class B Preferred Stock as contemplated by paragraphs 4(d) and (f) of this Section C.

     "Junior Exchange Note Indenture" shall mean an indenture substantially in the form annexed as Exhibit 4.5 to the S-4 Registration Statement, as supplemented by a supplemental indenture substantially in the form annexed as
Exhibit 1 to such form of indenture, as said indenture and supplemental indenture may be amended or further supplemented from time to time (subject to any applicable restrictions of this Certificate) and, unless the context indicates otherwise, shall include the form and terms of the Junior Exchange Notes established as contemplated thereunder.

     "Junior Stock" shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Class B Preferred Stock, (B) the Class A Preferred Stock, (C) any class or series of Parity Stock (except to the extent provided under clause (iv) hereof) and (D) any Senior Stock, and (iv) any class or series of Parity Stock to the extent that it ranks junior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iv) above, a class or series of Parity

Stock shall rank junior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Class B Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

     "Liquidation Preference" measured per share of the Class B Preferred Stock as of any date in question (the "Determination Date") shall mean an amount equal to the sum of (a) the Stated Liquidation Value of such share, plus (b) an amount equal to all dividends accrued on such share which pursuant to paragraph 2(b) of this Section C have been added to and remain a part of the Liquidation Preference as of the Determination Date, plus (c) for purposes of determining the amounts payable pursuant to paragraph 3 and paragraph 4 of this Section C and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on such share during the period from the immediately preceding Dividend Payment Date (or the Initial Accrual Date if the Determination Date is on or prior to the first Dividend Payment Date) through and including the Determination Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Class B Preferred Stock upon redemption or upon liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

     "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

     "Optional Exchange Date" shall mean the date fixed for the exchange of shares of Class Be Preferred Stock pursuant to paragraph 4(d) of this Section C, provided that such date will not be the Optional Exchange Date unless on or before such date all conditions to the issuance and delivery of Junior Exchange Notes upon such exchange contained in paragraph 4(f) of this Section C have been satisfied.

     "Parity Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Class B Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Class B Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Class B Preferred Stock. No class or series of capital stock that ranks junior to the Class B Preferred

Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Class B Preferred Stock as to dividend rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "Record Date" for the dividends payable on any Dividend Payment Date means the fifteen day of the month preceding the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next preceding Business Day, as and if designated by the Board of Directors.

     "Redemption Agent" has the meaning ascribed to such term in paragraph 4(c) of this Section C.

     "Redemption Date" as to any share of Class B Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 4(a) of this Section C, provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date or the consideration sufficient for the payment thereof, and for no purpose, has been set apart or deposited in trust as contemplated by paragraph 4(c) of this Section C.

     "Redemption Price" as to any share of Class B Preferred Stock which is to be redeemed on any Redemption Date shall mean the Liquidation Preference thereof on such Redemption Date.

     "S-4 Registration Statement" shall mean the Corporation's Registration Statement on Form S-4 (Reg. No. 33-54263) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and declared effective on June 28, 1994.

     "Senior Stock" shall mean (i) the Class A Preferred Stock and (ii) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking prior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Class B Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Class B Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Class B Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Class B Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Class B Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     "Special Record Date" has the meaning ascribed to such term in paragraph 2(b) of this Section C.

     "Stated Liquidation Value" of a share of Class B Preferred Stock means
$100.

"Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

     "TIA" shall mean the Trust Indenture Act of 1939 (or any successor statute) as in effect on the date the Junior Exchange Note Indenture is or is required to be qualified thereunder in accordance with paragraph 4 of this Section C.

     2. Dividends.

     (a) DIVIDEND RIGHTS; DIVIDEND PAYMENT DATES. Subject to the prior preferences and other rights of any Senior Stock and the provisions of paragraph 5 hereof, the holders of Class B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of unrestricted funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, that shall accrue on each share of Class B Preferred Stock at the rate of 6.0% per annum of the Stated Liquidation Value of such share from the Initial Accrual Date to and including the date on which the Liquidation Preference of such share is made available (whether on liquidation, dissolution, or winding up of the Corporation or, in the case of paragraph 4 of this Section C, upon the applicable Redemption Date or Optional Exchange Date. Accrued dividends on the Class B Preferred Stock will be payable, as provided in paragraph 2(c) below, annually on each Dividend Payment Date to the holders of record of the Class B Preferred Stock as of the close of business on the Record Date for such dividend payment. Dividends shall be fully cumulative and shall accrue (without interest or compounding) on a daily basis without regard to the occurrence of a Dividend Payment Date and whether or not such dividends are declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date shall be calculated on the basis of the foregoing rate per annum for the actual number of days elapsed from the Initial Accrual Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 365- or 366-day year, as the case may be.

     (b) SPECIAL RECORD DATE. On each Dividend Payment Date, all dividends that have accrued on each share of Class B Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid as provided in paragraph 2(c) below on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Preference of such share and will remain a part thereof until such dividends are paid as provided in paragraph 2(c) below. No interest or additional dividends will accrue or be payable (whether in cash, shares of Class A Common Stock or otherwise) with respect to any dividend payment on the Class B Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Class B Preferred Stock that is in arrears which consists of accumulated or accrued and unpaid dividends. Such accumulated or accrued and unpaid dividends may be declared and paid at any time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock which ranks on a parity basis with the Class B Preferred Stock as to the payment of dividends) without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Class B Preferred Stock.

     (c) METHOD OF PAYMENT. All dividends payable with respect to the shares of Class B Preferred Stock may be declared and paid, in the sole discretion of the Board of Directors, in cash, through the issuance of shares of Class A Common Stock or in any combination of the foregoing, provided, however, that if on any Dividend Payment Date or other date fixed for the payment of dividends declared by the Board of Directors, the Corporation pursuant to applicable law or otherwise is prohibited or restricted from paying in cash the full amount of dividends declared payable to the holders of Class B Preferred Stock on such date, then the portion of such dividends the payment of which in cash is so prohibited or restricted (or such greater portion of such dividends as the Board of Directors may determine) shall be paid through the issuance of shares of Class A Common Stock. If any dividend payment declared by the Board of Directors with respect to the shares of Class B Preferred Stock is to be paid in whole or in part through the issuance of shares of Class A Common Stock, the amount of such dividend payment to be paid per share of Class B Preferred Stock in shares of Class A Common Stock (the "Stock Dividend Amount") shall be satisfied and paid by the delivery to the holders of record of such shares of Class B Preferred Stock on the Record Date or Special Record Date, as the case may be, for such dividend payment, of a number of shares of Class A Common Stock determined by dividing the Stock Dividend Amount by the Average Market Price of a share of Class A Common Stock as of such Record Date or Special Record Date. The Corporation shall not be required to issue any fractional share of Class A Common Stock to which any holder of Class B Preferred Stock may become entitled pursuant to this paragraph 2(c). The Board of Directors may elect to settle any final fraction of a share of Class A Common Stock which a holder of one or more shares of Class B Preferred Stock would otherwise be entitled to receive pursuant to this paragraph 2(c) by having the Corporation pay to such holder, in lieu of issuing such fractional share, cash in an amount (rounded upward to the nearest whole cent) equal to the same fraction of the Average Market Price of a share of Class A Common Stock as of the Record Date or Special Record Date, as the case may be, for the dividend payment with respect to which such shares of Class A Common Stock are being delivered. Such election, if made, shall be made as to all holders of Class B Preferred Stock who would otherwise be entitled to receive a fractional share of Class A Common Stock on the Dividend Payment Date or other date fixed for the payment of such dividend.

     All dividends paid with respect to the shares of Class B Preferred Stock pursuant to this paragraph 2 shall be paid pro rata to all the holders of shares of Class B Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

     3. Distributions Upon Liquidation, Dissolution or Winding Up.

     Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Class B Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash or property at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Class B Preferred Stock of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Class B Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. The holders of Class B Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Class B Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Class B Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Class B Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Class B Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 3. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Class B Preferred Stock.

     4. Redemption or Exchange.

     (a) OPTIONAL REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section C, the shares of Class B Preferred Stock may be redeemed, at the option of the Corporation by the action of the Board of Directors, in whole or from time to time in part, on any Business Day occurring after the Issue Date, at the Redemption Price on the Redemption Date. If less than all outstanding shares of Class B Preferred Stock are to be redeemed on any Redemption Date, the shares of Class B Preferred Stock to be redeemed shall be chosen by lot or by such other method as the Board of Directors considers fair and appropriate (and which complies with the requirements, if any, of any national securities exchange or national interdealer quotation system on which the Class B Preferred Stock may be listed or admitted to trading or quoted). The Corporation shall not be required to register a transfer of (i) any shares of Class B Preferred Stock for a period of 15 days next preceding any selection of shares of Class B Preferred Stock to be redeemed or (ii) any shares of Class B Preferred Stock selected or called for redemption.

     (b) NOTICE OF REDEMPTION. Notice of redemption shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Redemption Date, to the holders of record of the shares of Class B Preferred Stock to be redeemed; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Class B Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the Class B Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and if the Corporation has elected to deposit the Redemption Price with a Redemption Agent in accordance with paragraph 4(c) below, shall state the name and address of the Redemption Agent and the date on which such deposit was or will be made. In the event that fewer than the total number of shares of Class B Preferred Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

     (c) DEPOSIT OF REDEMPTION PRICE. If notice of any redemption by the Corporation pursuant to this paragraph 4 shall have been given as provided in paragraph 4(b) above, and if on or before the Redemption Date specified in such notice an amount in cash sufficient to redeem in full on the Redemption Date at the Redemption Price all shares of Class B Preferred Stock called for redemption shall have been set apart so as to be available for such purpose and only for such purpose, then effective as of the close of business on the Redemption Date, the shares of Class B Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price of such shares, without interest, upon the surrender of certificates representing the same.

     At its election, the Corporation on or prior to the Redemption Date (but no more than 60 days prior to the Redemption Date) may deposit immediately available funds in an amount equal to the aggregate Redemption Price of the shares of Class B Preferred Stock called for redemption in trust for the holders thereof with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50 million (the "Redemption Agent"), with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Corporation, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the shares of Class B Preferred Stock to be redeemed to their respective holders upon the surrender of the certificates therefor. A deposit made in compliance with the immediately preceding sentence shall be deemed to constitute full payment for the shares of Class B Preferred Stock to be redeemed and from and after the close of business on the date of such deposit (although prior to the Redemption Date), the shares of Class B Preferred Stock to be redeemed shall no longer be deemed outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect to such shares except the right of the holders thereof to receive the Redemption Price of such shares (calculated through the Redemption Date), without interest, upon surrender of the certificates therefor. Any interest accrued on the funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited with the Redemption Agent which shall remain unclaimed by the holders of such shares of Class B Preferred Stock at the end of one year after the Redemption Date shall be returned by the Redemption Agent to the Corporation, after which repayment the holders of such shares of Class B Preferred Stock called for redemption shall look only to the Corporation for the payment thereof, without interest, unless an applicable escheat or abandoned property law designates another Person.

     (d) OPTIONAL EXCHANGE FOR JUNIOR EXCHANGE NOTES. Subject to the rights of any Senior Stock and the provisions of paragraph 5 of this Section C, the shares of Class B Preferred Stock may be exchanged, out of funds legally available therefor, at the option of the Corporation by action of the Board of Directors, in whole but not in part, on any Business Day occurring after the Issue Date, for Junior Exchange Notes. Each holder of outstanding shares of Class B Preferred Stock shall be entitled to receive, in exchange for his shares of Class B Preferred Stock pursuant to this paragraph 4(d), newly issued Junior Exchange Notes of a series authorized and established for the purpose of such exchange, the aggregate principal amount of which shall be equal to the aggregate Liquidation Preference on the Optional Exchange Date of the shares of Class B Preferred Stock so exchanged by such holder, provided that the Junior Exchange Notes will be issuable only in principal amounts of $100 or any integral multiple thereof and an adjustment will be paid by the Corporation, in cash or by its check, in an amount equal to any excess principal amount otherwise issuable.

     (e) NOTICE OF EXCHANGE. Notice of the Corporation's election to exercise its optional exchange right pursuant to paragraph 4(d) (an "Optional Exchange Notice") shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Optional Exchange Date, to the holders of record of the shares of Class B Preferred Stock; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the exchange of any shares of Class B Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the shares of Class B Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Optional Exchange Date, the place at which shares of Class B Preferred Stock will, upon presentation and surrender of the stock certificates evidencing such shares, be exchanged for Junior Exchange Notes, and the material terms (or, as to the rate per annum at which the Junior Exchange Notes will bear interest, and, if applicable, as to any other of such terms, the method of determining the same), consistent with the provisions hereof and of the Junior Exchange Note Indenture, of the series of Junior Exchange Notes to be issued upon such exchange.

     Upon determination of the rate per annum at which the Junior Exchange Notes to be issued upon such exchange will bear interest and any other terms of such Junior Exchange Notes, the method of determining which was set forth in the Optional Exchange Notice, the Corporation shall promptly give notice of such determination to the holders of shares of Class B Preferred Stock, which notice may be given by (or, if required by applicable law, shall be given by) publication of such determination in a daily newspaper of national circulation.

     (f) CONDITIONS TO EXCHANGE FOR JUNIOR EXCHANGE NOTE. Prior to the giving of an Optional Exchange Notice, the Corporation shall execute and deliver, with a bank or trust company selected by the Corporation, the Junior Exchange Note Indenture, substantially in the form annexed to the S-4 Registration Statement with only such changes as (i) are necessary to comply with law, any applicable rules of any securities exchange or usage, (ii) are requested by the Corporation and which would make any provisions of the Junior Exchange Note Indenture, or of the Junior Exchange Notes of the series established thereunder for the purpose of such exchange, more restrictive to the Corporation or beneficial to the holders of the Junior Exchange Notes of such series, as determined by the Board of Directors in good faith, such determination to be conclusive, (iii) are requested by the Corporation to add to the covenants and agreements of the Corporation contained in the Junior Exchange Note Indenture or to remove any right or power therein reserved to or conferred upon the Corporation, (iv) are requested by the Corporation in the event of any amendment to this Certificate that effects a change in the terms of the Class B Preferred Stock, to conform (as nearly as may be taking into account the differences between debt securities and equity securities) the provisions of the Junior Exchange Note Indenture (including, without limitation, the provisions relating to the establishment of the terms of any series of Junior Exchange Notes authorized to be issued thereunder) to the terms of the Class B Preferred Stock as so changed, (v) are consented to by the holders of at least a majority of the number of shares of Class B Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at a meeting called for that purpose at which the holders of Class B Preferred Stock shall vote as a separate class, or (vi) would not adversely affect the rights of the holders of Junior Exchange Notes of such series issuable thereunder.

     Prior to the Optional Exchange Date, the Corporation shall (i) establish in the manner contemplated by the Junior Exchange Note Indenture the terms of the series of Junior Exchange Notes to be issued thereunder on the Optional Exchange Date, and (ii) file at the office of the exchange agent for the Class B Preferred Stock (or with the books of the Corporation if there is no exchange agent) an opinion of counsel to the effect that (A) the Junior Exchange Note Indenture has been duly authorized, executed and delivered by the Corporation, and constitutes a valid and binding instrument enforceable against the Corporation in accordance with its terms (subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and except that the Corporation may be prohibited from making payments on the Junior Exchange Notes of the series to be issued if and to the extent it would at the time be prohibited from redeeming capital stock and subject to other qualifications as are then customarily contained in opinions of counsel experienced in such matters); (B) that the Junior Exchange Notes of such series have been duly authorized and, when executed and authenticated in accordance with the provisions of the Junior Exchange Note Indenture and delivered in exchange for the shares of Class B Preferred Stock, will constitute valid and binding obligations of the Corporation entitled to the benefits of the Junior Exchange Note Indenture (subject as aforesaid); (C) that the issuance and delivery of the Junior Exchange Notes of such series in exchange for the shares of Class B Preferred Stock will not violate the laws of the state of incorporation of the Corporation; and (D) that (x) the Junior Exchange Note Indenture has been duly qualified under the TIA (or that such qualification is not necessary) and (y) that the issuance and delivery of the Junior Exchange Notes of such series in exchange for the shares of Class B Preferred Stock is exempt from the registration or qualification requirements of the 1933 Act and applicable state securities laws or, if no such exemption is available, that the Junior Exchange Notes of such series have been duly registered or qualified for such exchange under the 1933 Act and such applicable state securities laws.

     (g) METHOD OF EXCHANGE. If an Optional Exchange Notice shall have been given by the Corporation pursuant to paragraph 4(e) of this Section C, and if the Corporation shall have satisfied the conditions to such exchange contained in paragraph 4(f), then effective as of the close of business on the Optional Exchange Date, the shares of Class B Preferred Stock, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof upon the surrender of certificates evidencing the same to receive the Junior Exchange Notes exchangeable therefor, and the cash adjustment, if any, in lieu of Junior Exchange Notes in other than authorized denominations, without interest.

     Before any holder of shares of Class B Preferred Stock called for exchange shall be entitled to receive the Junior Exchange Notes deliverable in exchange therefor, such holder shall surrender the certificate or certificates representing the shares to be exchanged at such place as the Corporation shall have specified in the Optional Exchange Notice, which certificate or certificates shall be duly endorsed to the Corporation or in blank (or accompanied by duly executed instruments to transfer to the Corporation or in blank) with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), together with a written notice to the Corporation, specifying the name or names (with addresses) in which the Junior Exchange Notes are to be issued. If any transfer is involved in the issuance or delivery of any Junior Exchange Notes in a name other than that of the registered holder of the shares of Class B Preferred Stock surrendered for exchange, such holder shall also deliver to the Corporation a sum sufficient for all taxes payable in respect of such transfer or evidence satisfactory to the Corporation that such taxes have been paid. Except as provided in the immediately preceding sentence, the Corporation shall pay any issue, stamp or other similar tax in respect of such issuance or delivery.

     As soon as practicable after the later of the Optional Exchange Date and the proper surrender of the certificate(s) for such shares of Class B Preferred Stock as provided above, the Corporation shall deliver at the place specified in the Optional Exchange Notice, to the holder of the shares of Class B Preferred Stock so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a Junior Exchange Note or Notes (of authorized denominations) in the principal amount to which he shall be entitled upon such exchange, together with a check in the amount of any cash adjustment as provided in paragraph 4(d). The Person in whose name any Junior Exchange Note is issued upon an exchange pursuant to paragraph 4(d) shall be treated for all purposes as the holder of record thereof as of the close of business on the Optional Exchange Date.

     (h) STATUS OF REDEEMED SHARES. All shares of Class B Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation shall be retired and shall not be reissued.

     5. Limitations on Dividends and Redemptions.

     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends for all prior dividend periods on any Parity Stock which by the terms of the instrument creating or evidencing such Parity Stock is entitled to the payment of such cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the Class B Preferred Stock, and until full cumulative dividends on such Parity Stock for all prior dividend periods are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class B Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class B Preferred Stock, of such Parity Stock and of any other class of series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Class B Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 4 hereof, a sinking fund or otherwise, unless all then outstanding shares of Class B Preferred Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

     If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until the full cumulative dividends on the Class B Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and no other purpose, the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock or set aside any money or assets for any such purpose, except that the Corporation may declare and pay a dividend on any Parity Stock ranking on a parity basis with the Class B Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Class B Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of the Class B Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Class B Preferred Stock and such Parity Stock bear to each other.

     If the Corporation shall fail to redeem or exchange on any date fixed for redemption or exchange pursuant to paragraph 4(a) or 4(d) hereof any shares of Class B Preferred Stock called for redemption or exchange on such date, and until such shares are redeemed or exchanged in full, the Corporation shall not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock, or set aside any money or assets for any such purpose, and neither the Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Class B Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose.

     Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board or Directors in good faith) that would be available for distribution to the holders of the Class B Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Class B Preferred Stock then outstanding.

     Nothing contained in the first, fourth or fifth paragraph of this paragraph 5 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Junior Stock; or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Class B Preferred Stock or Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

     The provisions of the first paragraph of this paragraph 5 are for the sole benefit of the holders of Class B Preferred Stock and Parity Stock having the terms described therein and accordingly, at any time when there are no shares of any such class or series of Parity Stock outstanding or if the holders of each such class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), then the provisions of the first paragraph of this paragraph 5 shall not (to the extent waived, in the case of any partial waiver) restrict the redemption, exchange, purchase or other acquisition of any shares of Class B Preferred Stock, Parity Stock or Junior Stock. All other provisions of this paragraph 5 are for the sole benefit of the holders of Class B Preferred Stock and accordingly, if the holders of shares of Class B Preferred Stock shall have waived (as provided in paragraph 7 of this Section C) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on the Class B Preferred Stock, any Parity Stock or any Junior Stock.

     6. Voting

     (a) VOTING RIGHTS. The holders of Class B preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in this paragraph 6; provided, however, that the number of authorized shares of Class B Preferred Stock may be increased or decreased (but not below the number of shares of Class B Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class as provided in
Article IX of this Certificate. Without limiting the generality of the foregoing, no vote or consent of the holders of Class B Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Class B Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Class B Preferred Stock (but not below the number of shares of Preferred Stock or Class B Preferred Stock, as the case may be, then outstanding).

     (b) ELECTION OF DIRECTORS. The holders of the Class B Preferred Stock shall have the right to vote at any annual or special meeting of stockholders for the purpose of electing directors. Each share of Class B Preferred Stock shall have one vote for such purpose, and shall vote as a single class with any other class or series of capital stock of the Corporation entitled to vote in any general election of directors, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

     7. Waiver.

     Any provision of this Section C which, for the benefit of the holders of Class B Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Class B Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a meeting called for such purpose at which the holders of Class B Preferred Stock shall vote as a separate class.

     8. Method of Giving Notices.

     Any notice required or permitted by the provisions of this Section C to be given to the holders of shares of Class B Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice.

     9. Exclusion of Other Rights.

     Except as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Class B Preferred Stock, the shares of Class B Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate.

     10. Heading of Subdivisions.

     The headings of the various subdivisions of this Section C are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Section C.

                                   SECTION D

                             SERIES PREFERRED STOCK

     The Series Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions (a copy of which shall be filed and recorded as required by law), is also expressly authorized to fix:

          (i) the distinctive serial designations and the division of such shares into series and the number of shares of a particular series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed, filed and recorded as required by law;

          (ii) the annual dividend rate, if any, for the particular series, and the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of the particular series shall be cumulative:

          (iii) the redemption price or prices for the particular series:

          (iv) the right, if any, of the holders of a particular series to convert or exchange such stock into or for other classes of stock or indebtedness of the Corporation, and the terms and conditions of such conversion;

          (v) the voting rights, if any, of the holders of a particular series; and

          (vi) the obligation, if any, of the Corporation to purchase and retire and redeem shares of a particular series as a sinking fund or redemption or purchase account, the terms thereof and the redemption price or prices per share for such series redeemed pursuant to the sinking fund or redemption account.

     All shares of any one series of the Series Preferred Stock shall be alike in every particular and all series shall rank equally and be identical in all respects except insofar as they may vary with respect to the matters which the Board of Directors is hereby expressly authorized to determine in the resolution or resolutions providing for the issue of any series of the Series Preferred Stock.

                                   SECTION E

                 CLASS A COMMON STOCK AND CLASS B COMMON STOCK

     Each share of the Class A Common Stock, par value $1.00 per share (the "Class A Common Stock"), and each share of the Class B Preferred Stock, par value $1.00 per share (the "Class B Common Stock"), of the Corporation shall, except as otherwise provided in this Section E, be identical in all respects and shall have equal rights and privileges.

     1. Voting Rights.

     Holders of Class A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Class B Preferred Stock shall be entitled to ten votes for each share of such stock held, on all matters presented to such stockholders. Except as may otherwise be required by the laws of the State of Delaware or in the instrument creating or evidencing any class or series of Preferred Stock the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote with the holders of Preferred Stock, if any, as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitations, any proposed amendment to this Certificate that would increase the number of authorized shares of Class A Common Stock, of Class B Common Stock or of any class or series of Preferred Stock or decrease the number of authorized shares of any such class or series of stock (but not below the number of shares thereof then outstanding)), and no separate vote or consent of the holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock or the holders of shares of Preferred Stock shall be required for the approval of any such matter.

     2. Conversion Rights.

     Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Common Stock. Any such conversion may be effected by any holder of Class B Common Stock by surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Common Stock to be issued. If so required by the Corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. A number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock that have been converted hereunder shall remain treasury shares to be disposed of by resolution of the Board of Directors. Shares of Class A Common Stock shall not be convertible into shares of Class B Common Stock.

     3. Dividends. Subject to paragraph 4 of this Section E, whenever a dividend is paid to the holders of Class A Common Stock, the Corporation also shall pay to the holders of Class B Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class A Common Stock. Subject to paragraph 4 of this Section E, whenever a dividend is paid to the holders of Class B Common Stock, the Corporation shall also pay to the holders of the Class A Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. Dividends shall be payable only as and when declared by the Board of Directors.

     4. Share Distributions. If at any time a distribution on the Class A Common Stock or Class B Common Stock is to be paid in Class A Common Stock, Class B Common Stock or any other securities of the Corporation (hereinafter sometimes called a "share distribution"), such share distribution may be declared and paid only as follows:

     (a) a share distribution consisting of Class A Common Stock to holders of Class A Common Stock and Class B Common Stock, on an equal per share basis; or to holders of Class A Common Stock only, but in such event there shall also be a simultaneous share distribution to holders of Class B Common Stock consisting of shares of Class B Common Stock on an equal per share basis:

     (b) a share distribution consisting of Class B Common Stock to holders of Class B Common Stock and Class A Common Stock, on an equal per share basis; or to holders of Class B Common Stock only, but in such event there shall also be a simultaneous share distribution to holders of Class A Common Stock consisting of shares of Class A Common Stock on an equal per share basis; and

     (c) a share distribution consisting of any class of securities of the Corporation other than Common Stock, to the holders of Class A Common Stock and the holders of Class B Common Stock on an equal per share basis.

     The Corporation shall not reclassify, subdivide or combine one class of its Common Stock without reclassifying, subdividing or combining the other class of Common Stock, on an equal per share basis.

     5. Liquidation and Mergers. Subject to the prior payment in full of the preferential amounts to which any Preferred Stock is entitled, the holders of Class A Common Stock and the holders of Class B Common Stock shall share equally, on a share for share basis, in any distribution of the Corporation's assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provisions for payment of the debts and other liabilities of the Corporation. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5.

                                   SECTION F

                              UNCLAIMED DIVIDENDS

     Any and all right, title, interest and claim in or to any dividends declared by the Corporation, whether in cash, stock or otherwise, which are unclaimed for a period of four years after the close of business on the payment date, shall be and be deemed extinguished and abandoned; and such unclaimed dividends in the possession of the Corporation, its transfer agent or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any Persons whatsoever.

                                   ARTICLE V

                                   DIRECTORS

                                   SECTION A

                              NUMBER OF DIRECTORS

     The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors, the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

                                   SECTION B

                          CLASSIFICATION OF THE BOARD

     Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such class or series of Preferred Stock, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third (33 1/3%) of the then authorized number of members of the Board of Directors. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1995; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1996; and term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 1997. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified.

                                   SECTION C

                              REMOVAL OF DIRECTORS

     Subject to the rights of the holders of any class or series of Preferred Stock, directors may be removed from office only for cause (as hereinafter defined) upon the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as hereinafter defined), voting together as a single class. Except as may otherwise to provided by law, "cause" for removal, for purposes of this Section C, shall exist only if: (i) the director whose removal is proposed has been convicted of a felony, or has been granted immunity to testify in an action where another has been convicted of a felony, by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has become mentally incompetent, whether or not so adjudicated, which mental incompetence directly affects his ability as a director of the Corporation, as determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director); or (iii) such director's actions or failure to act have been determined by at least 66 2/3% of the members of the Board of Directors then in office (other than such director) to be in derogation of the director's duties. The term "Voting Securities" shall include the Class A Common Stock, the Class B Common Stock and any class or series of Preferred Stock entitled to vote with the holders of Common Stock generally upon all matters which may be submitted to a vote of stockholders at any annual meeting or special meeting thereof.

                                   SECTION D

                   NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Subject to the rights of the holders of any class or series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in the terms of any class or series of Preferred Stock with respect to any additional director elected by the holders of such class or series of Preferred Stock.

                                   SECTION E

                  LIMITATION ON LIABILITY AND INDEMNIFICATION

     1. Limitation On Liability.

     To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2. Indemnification.

     (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

     (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3. Amendment or Repeal.

     Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   SECTION F

                              AMENDMENT OF BYLAWS

     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

                                   ARTICLE VI

                                      TERM

     The term of existence of this Corporation shall be perpetual.

                                  ARTICLE VII

                              STOCK NOT ASSESSABLE

     The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Certificate shall not be subject to amendment in this respect.

                                  ARTICLE VIII

                            MEETINGS OF STOCKHOLDERS

                                   SECTION A

                          ANNUAL AND SPECIAL MEETINGS

     Subject to the rights of the holders of any class or series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in the terms of any class or series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the outstanding Voting Securities (as defined in Section C of Article V of this Certificate) or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

                                   SECTION B

                          ANNUAL AND SPECIAL MEETINGS

     Except as otherwise provided in the terms of any class or series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, is specifically denied.

                                   ARTICLE IX

                ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

     Subject to the rights of the holders of any class or series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section C of Article V of this Certificate), voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

     (a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein;

     (b) the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

     (c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (ii) which at least 75% of the members of the Board of Directors then in office have approved;

     (d) the sale, lease or exchange of all, or substantially all, of the property and assets of the Corporation; or

     (e) the dissolution of the Corporation.

     All rights at any time conferred upon the stockholders of the Corporation pursuant to this Certificate are granted subject to the provisions of this
Article IX.

                                    # # # #

     IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation this 4th DAY OF August, 1994.

                                            TCI/LIBERTY HOLDING COMPANY

                                            By:     /s/  Brendan R. Clouston
                                                         Brendan R. Clouston
                                              Title: Executive Vice President

ATTEST:

By:     /s/  Stephen M. Brett
             Stephen M. Brett
          Title: Secretary

                               STATE OF DELAWARE
                      OFFICE OF THE SECRETARY OF STATE                   PAGE 1

                             --------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "TELE-COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE FOURTH DAY OF AUGUST, A.D. 1994, AT 4:18 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.



                              [SEAL]
                                             /s/ EDWARD J. FREEL
                                     EDWARD J. FREEL, SECRETARY OF STATE

                                     AUTHENTICATION:
                                                             7202383
                                                       DATE: 08-04-94

                          TELE-COMMUNICATIONS, INC.

                          CERTIFICATE OF DESIGNATION

                             --------------------

                     SETTING FORTH A COPY OF A RESOLUTION
                    CREATING AND AUTHORIZING THE ISSUANCE
                  OF A SERIES OF PREFERRED STOCK DESIGNATED
                       AS "CONVERTIBLE PREFERRED STOCK,
                 SERIES C" ADOPTED BY THE BOARD OF DIRECTORS
                         OF TELE-COMMUNICATIONS, INC.

                             --------------------

         The undersigned Executive Vice President of Tele-Commumcations, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Board of Directors duly adopted the following resolutions creating a series of preferred stock designated as "Convertible Preferred Stock, SERIES C":

         "BE IT RESOLVED, that, pursuant to authority expressly granted by the provisions of the Restated Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred stock, par value $1.00 per share, of this Corporation, to consist of 80,000 shares, and hereby fixes the designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof of the shares of such series (in addition to the designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to preferred stock of all series) as follows:

         1. Designation. The designation of the series of preferred stock, par value $1.00 per share, of this Corporation authorized hereby is "Convertible Preferred Stock, Series C" (the "Convertible Preferred Stock").

         2. Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 2 shall have the meanings herein specified:

         Affiliate: As defined in Section 7(b).

         Board of Directors: The Board of Directors of this Corporation and any authorized committee thereof.

         Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

         Class A Common Stock: The Class A Common Stock, par value $1.00 per share, of this Corporation as such exists on the date of this Certificate of Designations, and Capital Stock of any other class into which such Class A Common Stock may thereafter have been changed.

         Class B Common Stock: The Class B Common Stock, par value $1.00 per share, of this Corporation as such exists on the date of this Certificate of Designations, and Capital Stock of any other class into which such Class B Common Stock may thereafter have been changed.

         Conversion Rate: As defined in Section 5(b).

         Convertible Preferred Holder: As defined in Section 7(a).

         Convertible Securities: Securities, other than the Class B Common Stock, that are convertible into Class A Common Stock.

         Debt Instrument: Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

         Dividend Payment Date: As defined in Section 3(b).

         Dividend Period: The period from but excluding the First Accrual Date to and including the first Dividend Payment Date and each three-month period from but excluding the Dividend Payment Date for the preceding Dividend Period to and including the Dividend Payment Date for such Dividend Period.

         First Accrual Date: August 8, 1994.

         Indebtedness: Any (i) liability, contingent or otherwise, of this Corporation (x) for borrowed money whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof),
(y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (ii) liability of others described in the preceding clause (i) which this Corporation has guaranteed or which is otherwise its legal liability; (iii) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability; and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses
(i), (ii) and (iii) above.

         Issue Date: The first date on which any shares of the Convertible Preferred Stock are first issued or deemed to have been issued.

         Junior Securities: All shares of Class A Common Stock, Class B Common Stock, and any other class or series of stock of this Corporation not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Convertible Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of
Section 4 hereof. any class or series of stock of this Corporation not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of this Corporation until the Convertible Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         Liquidation Value: Measured per Share of the Convertible Preferred Stock as of any particular date, the sum of(i) $2.375 plus an amount equal to all dividends accrued on such Share through the Dividend Payment Date immediately preceding the date on which the Liquidation Value is being determined, which pursuant to Section 3(c) have been added to and remain a part of the Liquidation Value as of such date, plus (iii), for purposes of determining amounts payable pursuant to Sections 4 and 6 hereof, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and (ii) above to the date as of which the Liquidation Value is being determined.

         Original Holder: As defined in Section 7(a).

         Parity Securities: Any class or series of stock of this Corporation entitled to receive payment of dividends on a parity with the Convertible Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this Corporation on a parity with the Convertible Preferred Stock.

         Permitted Transferee: As defined in Section 7(a).

         Record Date: For dividends payable on any Dividend Payment Date, the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur.

         Redemption Date: As to any Share, the date fixed for redemption of such Share as specified in the notice of redemption given in accordance with
Section 6(c), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so set apart then the Redemption Date will be the date on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been set apart.

         Redemption Price: As to any Share that is to be redeemed on any Redemption Date, the Liquidation Value as in effect on such Redemption Date.

         Senior Securities: Any class or series of stock of this Corporation ranking senior to the Convertible Preferred Stock in respect of the right to receive payment of dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this Corporation.

         Share: As defined in Section 3(a).

         Special Record Date: As defined in Section 3(C).

         3.   Dividends.

         (a) Subject to the rights of any Parity Securities with respect to dividends, the holders of the Convertible Preferred Stock shall be entitled to receive, and, subject to any prohibition or restriction contained in any Debt Instrument, this Corporation shall be obligated to pay, but only out of funds legally available therefor, preferential cumulative cash dividends which shall accrue as provided herein. Except as otherwise provided in Sections 3(c) or 3(d) hereof, dividends on each share of Convertible Preferred Stock (hereinafter referred to as a "Share") shall accrue on a daily basis at the rate of 5 1/2% per annum of the Liquidation Value to and including the date of conversion thereof pursuant to Section 5 or the date on which the Liquidation Value or Redemption Price of such Share is made available pursuant to Section 4 or 6 hereof, respectively. Dividends on the Convertible Preferred Stock shall accrue as provided herein, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally or contractually available for the payment of dividends.

         (b) Accrued dividends on the Convertible Preferred Stock shall be payable quarterly on the first day of each January, April, July and October, or the immediately preceding business day if such first day is a Saturday, Sunday or legal holiday (each such payment date being hereinafter referred to as a "Dividend Payment Date"), commencing on October 1, 1994 to the holders of record of the Convertible Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified in Section 3(a) for actual days elapsed from but excluding the First Accrual Date (in the case of any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 365-day year.

         (c) If on any Dividend Payment Date this Corporation pursuant to applicable law or the terms of any Debt Instrument shall be prohibited or restricted from paying in cash the full dividends to which holders of the Convertible Preferred Stock and any Parity Securities shall be entitled, the amount available for such payment pursuant to applicable law and which is not restricted by the terms of any Debt instrument shall be distributed among the holders of the Convertible Preferred Stock and such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled. To the extent not paid on each Dividend Payment Date, all dividends which have accrued on each Share during the Dividend Period ending on such Dividend Payment Date will be added cumulatively to the Liquidation Value of such Share and will remain a part thereof until such dividends are paid. In the event that dividends are not paid in full on two consecutive Dividend Payment Dates, dividends on that portion of the Liquidation Value of each Share which consists of accrued dividends that have theretofore been or thereafter are added to, and remain a part of, the Liquidation Value in accordance with the preceding sentence shall accrue cumulatively on a daily basis at the rate of fifteen percent (15%) per annum, from and after such second consecutive Dividend Payment Date to and including the date of conversion of such Share pursuant to
Section 5 or the date on which the Liquidation Value or Redemption Price of such Share is made available pursuant to Section 4 or 6 hereof, respectively, unless such portion of the Liquidation Value that consists of accrued unpaid dividends shall be earlier paid in full. Such portion of the Liquidation Value as consists of accrued unpaid dividends, may be declared and paid at any time without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 50 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors of this Corporation (the "Special Record Date").

         (d) In the event that on any date fixed for redemption of Shares pursuant to Section 6 (other than on any date fixed for a redemption of Shares pursuant to Section 6(a)), this Corporation shall fail to pay the Redemption Price due and payable upon presentation and surrender of the stock certificates evidencing Shares to be redeemed, then dividends on such Shares shall accrue cumulatively on a daily basis at the rate of fifteen percent (15%) per annum of the Liquidation Value thereof from and after such Redemption date to and including the date of conversion of such Shares pursuant to Section 5 or the date on which the Liquidation Value or Redemption Price of such Shares is made available pursuant to Section 4 or 6 hereof, respectively.

         (e) Notice of each Special Record Date shall be mailed, in the manner provided in Section 6(c), to the holders of record of the Convertible Preferred Stock not less than 15 days prior thereto.

         (f) As long as any Convertible Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Security, nor shall any shares of any Junior Security be purchased, redeemed, or otherwise acquired for value by the Corporation, unless the holders of the Convertible Preferred Stock shall have received all dividends to which they are entitled pursuant to Section 3(a) hereof for all the Dividend Periods preceding the date on which such dividend on the Junior Securities is to occur, or such dividends shall have been declared and the consideration sufficient for the payment thereof set apart so as to be available for the payment in full thereof and for no other purpose. The provisions of this
Section 3(f) shall not apply (i) to a dividend payable in any Junior Security, or (ii) to the repurchase, redemption or other acquisition of shares of any Junior Security solely through the issuance of Junior Securities (together with a cash adjustment for tractional shares, if any) or through the application of the proceeds from the sale of Junior Securities.

         4. Liquidation. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Value at the date fixed for liquidation of all Shares outstanding before any distribution or payment is made upon any Junior Securities, which payment shall be made pari passu with any such payment made to the holders of any Parity Securities. The holders of Convertible Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the Liquidation Value per Share. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Convertible Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the full preferential amounts to which the shares of Convertible Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Convertible Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to the holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Convertible Preferred Stock not less than 30 days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this Section 4.

         5.   Conversion.

         (a) Unless previously called for redemption as provided in Section 6 hereof, the Convertible Preferred Stock may be converted at any time or from time to time, in such manner and upon such terms and conditions as hereinafter provided in this Section 5 into fully paid and nonassessable full shares of Class A Common Stock. In the case of Shares called for redemption by this Corporation pursuant to Section 6(a) hereof, the conversion right provided by this Section 5 shall terminate at the close of business on the fifteenth day preceding the date fixed for redemption. In the case of Shares required to be redeemed pursuant to Section 6(b), the conversion right provided by this
Section 5 shall terminate immediately upon receipt by this Corporation of a notice given pursuant to said Section. In case cash, securities or property other than Class A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Class A

Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

         (b) Subject to the provisions for adjustment hereinafter set forth in this Section 5, the Convertible Preferred Stock may be convened into Class A Common Stock at the initial conversion rate of 100 fully paid and non-assessable shares of Class A Common Stock for one share of the Convertible Preferred Stock. (This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the "Conversion Rate").

         (c) In case this Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Class A Common Stock in shares of its Capital Stock, (ii) subdivide the then outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, (iii) combine the then outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, or (iv) issue by reclassification of its shares of Class Common Stock any shares of any other class of Capital Stock of this Corporation (including any such reclassification in connection with a merger in which this Corporation is the continuing corporation), then the Conversation Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation that such holder would have owned or been entitled to receive immediately following such action had such shares of Convertible Preferred Stock been converted immediately prior to such time. An adjustment made pursuant to this Section 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this Section 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

         (d) In case this Corporation shall issue any rights or warrants to all holders of shares of Class A Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Class A Common Stock (or Convertible Securities) at a price per share of Class A Common Stock (or having an initial exercise price or conversion price per share of Class A Common Stock) less than the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of Section 5(f) below) on such record date, the number of shares of Class A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Class A Common Stock into which such Share was theretofore convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate initial conversion or exercise price of the Convertible Securities so offered) would purchase at the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of Section 5(f) below) on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Class A Common Stock (or all of the Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, all of the shares of Class A Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Conversion Rate shall be readjusted retroactively to be the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Class A Common Stock (or Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Class A Common Stock issued upon the conversion of any Share prior to the date such subsequent adjustment is made.

         (e) In case this Corporation shall distribute to all holders of shares of Class A Common Stock (including any such distribution made in connection with a merger in which this Corporation is the continuing corporation, other than a merger to which Section 5(g) is applicable) any evidences of its indebtedness or assets (other than cash dividends or Capital Stock) or rights or warrants to purchase shares of Class A Common Stock or Class B Common Stock or securities convertible into shares of Class A Common Stock or Class B Common Stock (excluding those referred to in Section 5(d) above), then in each such case the number of shares of Class A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Class A Common Stock into which such Share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction of which the numerator shall be the then current market price per share of Class A Common Stock (as determined accordance with the provisions of Section 5(f) below) on such record date and of which the denominator shall be such current market price per share of Class A Common Stock less the fair market value on such record date (as determined by the Board of Directors of this Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness or rights and warrants so to be distributed applicable to one share of Class A Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (f)     For the purpose of any computation under Section 5(d), (e) or
(k), the current market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for a share of Class A Common Stock for the ten (10) consecutive trading days before the day in question. The closing price or each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of Class A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the shares of Class A Common Stock are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

         (g) In case of any reclassification or change in the Class A Common Stock (other than any reclassification or change referred to in Section 5(c) and other than a change in par value) or in case of any consolidation of this Corporation with any other corporation or any merger of this Corporation into another corporation or of another corporation into this Corporation (other than a merger in which this Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which Section 5(c) is applicable) in the outstanding Class A Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of this Corporation, this Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a Share shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such Share into Class A Common Stock immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share of Class A Common Stock the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Convertible Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Convertible Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the

Convertible Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

         (h) Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in Sections 5(c), (d), (e) or(g), this Corporation shall promptly cause a notice to be mailed to the holders of record of the Convertible Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Convertible Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Section 5(j).

         (i) This Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. In any case in which this Section 5(i) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class A Common Stock, or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to Section 5(n); provided, however, that, if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Class A Common Stock or other Capital Stock, and such cash, upon the occurrence of the event requiring such adjustment.

         (j)     In case at any time:

                 (i) this Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this Section;

                 (ii) there shall be any capital reorganization or reclassification of the Class A Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of this Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Class A Common Stock representing, together with any shares of Class B Common Stock tendered for in such tender offer, at least a majority of the total voting power represented by the outstanding shares of Class A Common Stock and Class B Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Class A Common Stock; or

                 (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

then, in any such event, this Corporation shall give written notice, in the manner provided in Section 6(c) hereof, to the holders of the Convertible preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause (ii) of this Section 5(j) shall be given in the manner and at the time that such notice is given to the holders of Class A Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Section 5(j) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

         (k) Before any holder of Convertible Preferred Stock shall be entitled to convert the same into Class A Common Stock, such holder shall surrender the certificate or certificates for such Convertible Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall given written notice to this Corporation at said office that it elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this Section 5, and shall state in writing therein the name or names in which such holder wishes the certificates for Class A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Convertible Preferred Stock and the Corporation, whereby the holder of such Convertible Preferred Stock shall be deemed to subscribe for the amount of Class A Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Convertible Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Convertible Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the shares of Convertible Preferred Stock to be converted shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. This Corporation will as soon as practicable after such deposit of a certificate or certificates for Convertible Preferred

Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Convertible Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Convertible Preferred Stock are converted only in part, this Corporation will issue and deliver to the holder, or to his nominee(s) without charge therefor, a new certificate or certificates representing the aggregate of the unconverted Shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Convertible Preferred Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

         Upon the conversion of any Share, this Corporation shall pay, to the holder of record of such Share on the immediately preceding Record Date, all accrued but unpaid dividends on such Share to the date of the surrender of such Share for conversion. Such payment shall be made in cash or, at the election of this Corporation, the issuance of certificates representing such number of shares of Class A Common Stock as have an aggregate current market price (as determined in accordance with Section 5(f)) on the date of issuance equal to the amount of such accrued but unpaid dividends. Upon the making of such payment to the person entitled thereto as determined pursuant to the first sentence of this paragraph, no further dividends shall accrue on such Share or be payable to any other person.

         The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Convertible Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Convertible Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

         This Corporation shall not be required to convert any shares of Convertible Preferred Stock, and no surrender of Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose; but the surrender of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Convertible Preferred Stock was surrendered.

         (l) This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Convertible Preferred Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this

Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Convertible Preferred Stock by delivery of shares of Class A Common Stock which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class A Common Stock issuable upon conversion of shares of Convertible Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

         (m) All shares of Convertible Preferred Stock received by this Corporation upon conversion thereof into Class A Common Stock shall be retired and shall be restored to the status of authorized and issued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Convertible Preferred Stock).

         (n) This Corporation shall not be required to issue fractional shares of Class A Common Stock or scrip upon conversion of the Convertible Preferred Stock. As to any final fraction of a share of Class A Common Stock which a holder of one or more Shares would otherwise be entitled to receive upon conversion of such Shares in the same transaction, this Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of Class A Common Stock. For purposes of this Section 5(n), the market value of a share of Class A Common Stock shall be the last reported sale price regular way on the business day immediately preceding the date of conversion, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the composite tape, or if the shares of Class A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which the shares of Class A Common Stock are listed or admitted to trading, or if the shares of Class A Common Stock are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted last reported bid and asked prices if there were no reported sales) as reported by NASDAQ or any comparable system, or if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

         6.  Redemption.

         (a) Subject to the provisions of Section 6(f), the shares of Convertible Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, at any time after August 8. 2001 at the Redemption Price per share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares shall be redeemed ratably among the holders thereof.

         (b) Subject to the rights of any Parity Securities and the provisions of Section 6(f) and subject to any prohibitions or restrictions contained in any Debt Instrument, at any time on or after August 8,2001, any holder shall have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of his Shares having an aggregate Liquidation Value in excess of $1,000,000, by written notice to this Corporation stating the number of Shares to be redeemed. This Corporation shall redeem, out of funds legally available therefor and not restricted in accordance with the first sentence of this Section 6(b), the Shares so requested to be redeemed on such date within 60 days following this Corporation's receipt of such notice as this Corporation shall state in its notice given pursuant to Section 6(c). If the funds of this Corporation legally available for redemption of Shares and not restricted in accordance with the first sentence of this Section 6(b) are insufficient to redeem the total number of shares required to be redeemed pursuant to this Section 6(b), those funds which are legally available for redemption of such Shares and not so restricted will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this Section 6(b). At any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date until the balance of such Shares are redeemed.

         (c) Notice of any redemption pursuant to this Section shall be mailed, first class, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Convertible Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice (with telephonic or facsimile confirmation of notice to Bill Daniels so long as he is a holder of record); but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Convertible Preferred Stock. Such notice shall set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares, be redeemed. In case fewer than the total number of shares of Convertible Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

         (d) If notice of any redemption by this Corporation pursuant to this Section 6 shall have been mailed as provided in Section 6(c) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

         (e) All shares of Convertible Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Convertible Preferred Stock).

         (f) If at any time this Corporation shall have failed to pay, or declare and set apart the consideration sufficient to pay, all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Convertible Preferred Stock, and until all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Convertible Preferred Stock shall have been paid or declared and set apart so as to be available for the payment in full thereof and for no other purpose, this Corporation shall not redeem, pursuant to a sinking fund or otherwise, any shares of Convertible Preferred Stock or Junior Securities, unless all then outstanding shares of Convertible Preferred Stock are redeemed, and shall not purchase or otherwise acquire any shares of Convertible Preferred Stock or Junior Securities. If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to Section 6(b) all shares of Convertible Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Junior Securities, unless all then outstanding shares of Convertible Preferred Stock are redeemed, and shall not purchase or otherwise acquire any shares of Convertible Preferred Stock or Junior Securities. Nothing contained in this
Section 6(f) shall prevent the purchase or acquisition of shares of Convertible Preferred Stock pursuant to a purchase or exchange offer or offers made to holders of all outstanding shares of Convertible Preferred Stock, provided that as to holders of all outstanding shares of Convertible Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical. The provisions of this Section 6(f) are for the benefit of holders of Convertible Preferred Stock and accordingly the provisions of this Section 6(f) shall not restrict any redemption by this Corporation of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption.

         7.  Transfer.

         (a) Without the prior written consent of this Corporation, no person holding shares of Convertible Preferred Stock of record (hereinafter called a "Convertible Preferred Holder") may transfer, and this Corporation shall not register the transfer of, such shares of Convertible Preferred Stock, whether by sale, assignment, or otherwise, except to a Permitted Transferee.

                 (i) In the case of a Convertible Preferred Holder acquiring record and beneficial ownership of the shares of Convertible Preferred Stock in question upon initial issuance by this Corporation (an "Original Holder"), a "Permitted Transferee" shall mean:

                          (x) any Affiliate (as defined in Section 7(b)) of such Original Holder.

                          (y) any other Original Holder (or any Affiliate of any such other Original Holder), or

                          (z) any person or entity to whom Shares are transferred by an Original Holder pursuant to a gift or bequest or pursuant to the laws of intestacy.

                 (ii) In the case of a Convertible Preferred Holder which is a Permitted Transferee of an Original Holder, a "Permitted Transferee" shall mean:

                          (x)     any Original Holder,

                          (y) any Permitted Transferee of an Original Holder, except any transferee referred to in clause (i)(z) above, or

                          (z) any person or entity to whom Shares are transferred by a Permitted Transferee pursuant to a gift or bequest or pursuant to the laws of intestacy.

         (b) For purposes of this Section 7, the term "Affiliate" shall mean (i) any person or corporation that owns beneficially and of record at least a majority of the outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors ("voting securities") of an Original Holder or (ii) any person or corporation at least a majority of the voting securities of which are owned beneficially and of record by an Original Holder, where in the case of both (i) and (ii), voting securities will be deemed "owned" by a person or corporation if either owned directly or if owned indirectly through one or more intermediary corporations at least a majority of the voting securities of which are owned beneficially and of record by that person or corporation or by an intermediary corporation in such a majority or more chain of ownership.

         (c) This Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Convertible Preferred Stock on this Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Convertible Preferred Stock or is a Permitted Transferee.

         (d) Shares of Convertible Preferred Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Convertible Preferred Stock shall mean a person who, or any entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. Certificates for shares of Convertible Preferred Stock shall bear a legend referencing the restrictions on transfer imposed by this Section 7.

         8. Voting Rights. The holders of the Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Capital Stock of this Corporation which is entitled to vote generally on the election of directors. Each Share shall entitle the registered holder thereof to such number of votes as is equal to the number of shares of Class A Common Stock into which such Share is then convertible. Holders of Convertible Preferred Stock shall vote together with holders of common stock and shall not be entitled to vote as a class except as otherwise required by law or this Corporation's Restated Certificate of Incorporation.

         9. Amendment. No amendment or modification of the designation, rights, preferences, and limitations of the Shares set forth herein shall be binding or effective without the prior consent of the holders of record of Shares representing 66 2/3% of the Liquidation Value of all Shares outstanding at the time such action is taken.

         10. Preemptive RightS. The holders of the Convertible Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation.

         11. Senior Securities. The Convertible Preferred Stock shall not rank junior to any other classes or series of stock of this Corporation in respect of the right to receive dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of Shares representing
66 2/3% of the Liquidation Value of all Shares then outstanding, this Corporation shall not issue any Senior Securities.

         12. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Convertible Preferred Stock, the shares of Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to Section 9, be amended from time to time) and in the Restated Certificate of Incorporation of this Corporation.

         13. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."


                               /s/ FRED A VIERRA
                                 Fred A. Vierra
                            Executive Vice President

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE                 PAGE 1

                          -------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "TELE-COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF AUGUST, A.D. 1994, AT 9 O'CLOCK A.M.




                                      [SEAL]
                                                   /s/ Edward J. Freel
                                             Edward J. Freel, Secretary Of State

                                             AUTHENTICATION: 7278684
                                             DATE:  10-24-94

2371729  8100

944202094

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/22/1994
                                                          944156379 - 2371729

                           CERTIFICATE OF CORRECTION
                        Filed pursuant to Section 103(f)
                    of the Delaware General Corporation Law
                               with respect to a

                           CERTIFICATE OF DESIGNATION
                                       of

                           TELE-COMMUNICATIONS, INC.

         Whereas, on August 4, 1994, Tele-Communications, Inc. (the "Corporation") filed with the Delaware Secretary of State a Certificate of Designation (the "Certificate of Designation") authorizing the issuance of a series of preferred stock of the Corporation designated "Convertible Preferred Stock, Series C;"

         Whereas, such Certificate of Designation inaccurately stated that the par value of the Convertible Preferred Stock, Series C, is $1.00 per share, when in fact the par value of the Convertible Preferred Stock, Series C, is
S.01 per share;

         Therefore, the Certificate of Designation is hereby corrected in accordance with the provisions of Section 103(f) of the Delaware General Corporation Law as follows:

         1. The words "par value $l.00 per share" shall be deleted from the third line of the second (unnumbered) paragraph of the Certificate of Designation and the words "par value S.01 per share" shall be substituted in their place.

         2. The words "par value $1.00 per share" shall be deleted from paragraph number 1 of the Certificate of Designation and the words "par value $.O1 per share" shall be substituted in their place.

         Executed on the date set forth below by the undersigned duly authorized officer of the Corporation.

Date:  August ]6, 1994
                                                Signature:  /s/ Stephen M. Brett
                                                             Stephen M. Brett

                                                Title:  Executive Vice President

                              State of Delaware

                       Office of the Secretary of State                   PAGE 1

                       -------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "TELE-COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF OCTOBER, A.D. 1994, AT 4 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.












                               (SEAL)     /s/ Edward J. Freel
                                         ------------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTICATION: 7265951

2371729  8100                                       DATE: 10-12-94

944192934

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 04:00 PM 10/11/1994
                                                        944192934 - 2371729



                          TELE-COMMUNICATIONS, INC.

                          CERTIFICATE OF DESIGNATION


                          --------------------------

                     SETTING FORTH A COPY OF A RESOLUTION
                    CREATING AND AUTHORIZING THE ISSUANCE
                  OF A SERIES OF PREFERRED STOCK DESIGNATED
                 AS "REDEEMABLE CONVERTIBLE PREFERRED STOCK,
                 SERIES E" ADOPTED BY THE BOARD OF DIRECTORS
                         OF TELE-COMMUNICATIONS, INC.

                          --------------------------

         The undersigned Executive Vice President of Tele-Communications, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Board of Directors duly adopted the following resolutions creating a series of preferred stock designated as "Redeemable Convertible Preferred Stock, Series E":

         BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section D of the Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred stock, par value $.01 per share, of the Corporation, to consist of 400,000 shares, and hereby fixes the designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, particiating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to preferred stock of all series) as follows:

         1. Designation. The designation of the series of preferred stock, par value $1.00 per share, of the Corporation authorized hereby is "Redeemable Convertible Preferred Stock, Series E" (the "Series E Preferred Stock").

         2. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 2 shall have, for all purposes, the meanings herein specified;

         "Amendment Date" shall mean the date of the effectiveness under applicable law of a duly approved amendment to the Corporation's Restated Certificate of Incorporation increasing the number of shares of capital stock and the number of shares of capital stock designated as "Class A Common Stock" to an amount which, after giving effect to the exercise, exchange or conversion of all Convertible Securities then outstanding and the conversion of all shares of Class B Common Stock then outstanding into shares of Class A Common Stock, would be sufficient to permit the conversion, at the then applicable Conversion Rate, of all shares of Series E Preferred Stock then outstanding into shares of Class A Common Stock.

         "Average Quoted Price", when used with respect to the Class A Common Stock, shall mean the average of the Quoted Prices of the Class A Common Stock for the most recent period of five trading days on which shares of such class trade ending three Business Days prior to the Redemption Date, appropriately adjusted to take into account the actual occurrence, during the period following the first of such five trading days and ending on the Business Day immediately preceding such Special Redemption Date, of any event of a type described in paragraph 7. The "Quoted Price" of a share of Class A Common Stock on any day means the last sale price (or, if no sale price is reported, the average of the high and low bid prices) of the Class A Common Stock, on such day as reported on the National Association of Securities Dealers, Inc. Automated Quotation System, or if the Class A Common Stock is listed on an exchange, as reported in the composite transactions for the principal exchange on which such stock is listed.

         "Board of Directors" shall mean the Board of Directors of the Corporation and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Denver, Colorado are not required to be open.

         "Capital stock shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

         "Certificate" shall mean the Restated Certificate of Incorporation of the Corporation, as it may from time to time hereafter be amended or restated.

         "Class A Common Stock" shall mean the Class A Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class A Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class A Common Stock, such capital stock to which a holder of Class A Common Stock shall be entitled upon the occurrence of such event.

         "Class A Preferred Stock shall mean the Class A Preferred Stock, par value $.01 per share, of the Corporation.

         "C[ass B Common Stock" shall mean the Class B Common Stock, par value $1.00 per share, of the Corporation, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Class B Common Stock, or in the case of a consolidation or merger of the Corporation with or into another Person affecting the Class B Common Stock, such capital stock to which a holder of Class B Common Stock shall be entitled upon the occurrence of such event.

         "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.O1 per share, of the Corporation.

         "Convertible Securities" shall mean securities, other than the Class B Common Stock, that are convertible into or exchangeable for Class A Common Stock.

         "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the first day of March of each year, commencing with March 1, 1995, or the next succeeding Business Day if any such day is not a Business Day.

         "Dividend Period" shall mean the period from the Issue Date to and including the first Dividend Payment Date and each annual period between consecutive Dividend Payment Dates.

         "Issue Date" shall mean the date on which shares of Series E Preferred Stock are first issued.

         "Junior Stock" shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock, (iii) the Class B Preferred Stock, (iv) any other class or series of capital stock, whether now existing or hereafter created, of the Corporation, other than (A) the Series E Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (v) hereof) and (C) any Senior Stock, and (v) any class or series of Parity Stock to the extent that it ranks junior to the Series E Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (v) above, a class or series of Parity Stock shall rank junior to the Series E Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series E Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or series.

         "Liquidation Preference" measured per share of the Series E Preferred Stock as of any date in question (the "Determination Date") shall mean an amount equal to the sum of (a) the Stated Liquidation Value of such share, plus
(b) an amount equal to all dividends accrued on such share which pursuant to paragraph 3(b) have been added to and remain a part of the Liquidation Preference as of the Determination Date, plus (c) for purposes of determining the amounts payable pursuant to paragraph 4 and paragraph 5 and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on such share during the period from the immediately preceding Dividend Payment Date (or the Issue Date if the Determination Date is on or prior to the first Dividend Payment Date) through and including the Determination Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Series E Preferred Stock upon redemption or upon liquidation, dissolution or winding up of the Corporation, the Determination Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

         "1933 Act" shall mean the Securities Act of 1933, as amended.

         "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board or the President of the Corporation and by the Treasurer of the Corporation.

         "Opinion of Counsel" shall mean a written opinion from legal counsel selected by the Corporation. The counsel may be an employee of or counsel to the Corporation.

         "Parity Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking on a parity basis with the Series E Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Series E Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Series E Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series E Preferred Stock. No class or series of capital stock that ranks junior to the Series E Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series E Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capita[ stock otherwise expressly provides.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary, or other capacity.

         "Record Date" for the dividends payable on any Dividend Payment Date means the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur, or if any such day is not a Business Day, then on the next preceding Business Day, as and if designated by the Board of Directors.

         "Redemption Date" as to any share of Series E Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 5(a), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date.

         "Redemption Price" as to any share of Series E Preferred Stock which is to be redeemed on any Redemption Date shall mean the Liquidation Preference thereof on such Redemption Date.

         "Senior Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Corporation ranking prior to the Series E Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Series E Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series E Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series E Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series E Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Series E Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

         "Share" shall mean one share of Series E Preferred Stock of the Corporation.

         "Special Record Date" has the meaning ascribed to such term in paragraph 3(b).

         "Stated Liquidation Value" of a share of Series E Preferred Stock means $22,303.

         "Subsidiary" of any Person shall mean (i) a corporation a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person and (ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or
(y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

         "TCI Holder" shall mean the Corporation and each Subsidiary of the Corporation.

         3.      Dividends.

                          (a)     Dividends Rights; Dividend Payment Dates.
Subject to the prior preferences and other rights of any Senior Stock and the provisions of Paragraph 6 hereof, the holders of Series E Preferred Stock shall be entitled to receive, when and as declared by the

Board of Directors, out of unrestricted funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, that shall accrue on each share of Series E Preferred Stock at the rate of 5.0% per annum of the Stated Liquidation Value of such share from the Issue Date to and including the date on which the Liquidation Preference of such share is made available (whether on liquidation, dissolution, or winding up of the Corporation or, in the case of paragraph 5, upon the applicable Redemption
Date). Accrued dividends on the Series E Preferred Stock will be payable, as provided in paragraph 3(c) below, annually on each Dividend Payment Date to the holders of record of the Series E Preferred Stock as of the close of business on the Record Date for such dividend payment. Dividends shall be fully cumulative and shall accrue (without interest or compounding) on a daily basis without regard to the occurrence of a Dividend Payment Date and whether or not such dividends are declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends "accrued" as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date shall be calculated on the basis of the foregoing rate per annum for the actual number of days elapsed from the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to and including the date as of which such determination is to be made, based on a 365- or 366-day year, as the case may be.

                          (b)     SPECIAL RECORD DATE. On each Dividend Payment
Date, all dividends that have accrued on each share of Series E Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid as provided in paragraph 3(c) below on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been earned or declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Preference of such share and will remain a part thereof until such dividends are paid as provided in paragraph 3(c) below. No interest or additional dividends will accrue or be payable with respect to any dividend payment on the Series E Preferred Stock that may be in arrears or with respect to that portion of any other payment on the Series E Preferred Stock that is in arrears which consist of accumulated or accrued and unpaid dividends. Such accumulated or accrued and unpaid dividends may be declared and paid at any time (subject to the rights of any Senior Stock and, if applicable, to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock which ranks on a parity basis with the Series E Preferred Stock as to the payment of dividends) without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than of days prior thereto, to the holders of record of the shares of Series E Preferred Stock.

                          (c)     METHOD OF PAYMENT. AlI dividends payable with
respect to the shares of Series E Preferred Stock shall be declared and paid in cash. All dividends paid with respect to the shares of Series E Preferred Stock pursuant to this paragraph 3 shall be paid pro rata to all the holders of shares of Series E Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

         4.      Distributions Upon Liquidation Dissolution or Winding Up.

                 Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary, or involuntary, the holders of Series E Preferred Stock shall be entitled to receive from the assets of the Corporation available for distribution to stockholders, before any payment or distribution, shall be made to the holders of any Junior Stock, an amount in cash or property, at its fair market value, as determined by the Board of Directors in good faith, or a combination thereof, per share, equal to the Liquidation Preference of a share of Series E Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Series E Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Corporation. The holders of Series E Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Corporation after receiving the Liquidation Preference per share. If, upon distribution of the Corporation's assets in liquidation, dissolution or winding up, the assets of the Corporation to be distributed among the holders of the Series E Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Series E Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Corporation to be distributed to holders of the Series E Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series E Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 4. Notice of the liquidation, dissolution or winding up of the Corporation shall be given, not less than 20 days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective, to the holders of record of the shares of Series E Preferred Stock.

         5.      Redemption.

                 (a) OPTIONAL REDEMPTION. Subject to the rights of any Senior Stock and the provisions of paragraph 6, the shares of Series E Preferred Stock may be redeemed, at the option of the Corporation by the action of the Board of Directors, in whole or from time to time in part, on any Business Day occurring after the Issue Date, at the Redemption Price on the Redemption Date. If less than all outstanding shares of Series E Preferred Stock are to be redeemed on any Redemption Date, the shares of Series E Preferred Stock to be redeemed shall be chosen pro rata among all holders of Series E Preferred Stock. The Corporation shall not be required to register a transfer of (i) any shares of Series E Preferred Stock for a period of 15 days next preceding any selection of shares of Series E Preferred Stock to be redeemed or (ii) any shares of Series E Preferred Stock selected or called for redemption.

                 (b) NOTICE OF REDEMPTION. Notice of redemption shall be given by or on behalf of the Corporation, not more than 60 days nor less than 30 days prior to the Redemption Date, to the holders of record of the shares of Series E Preferred Stock to be redeemed; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series E Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the Series E Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed, the portion of the Redemption Price, if any, which the Corporation has elected to pay through the issuance of Class A Common Stock and the place which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. In the event that fewer than the total number of shares of Series E Preferred Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder.

                 (c) DEPOSIT OF REDEMPTION PRICE. If notice of any redemption by the Corporation pursuant to this paragraph 5 shall have been given as provided in paragraph 5(b) above, and if on or before the Redemption Date specified in such notice an amount in cash sufficient to redeem in full on the Redemption Date at the Redemption Price all shares of Series E Preferred Stock called for redemption shall have been set apart so as to be available for such purpose and only for such purpose, then effective as of the close of business on the Redemption Date, the shares of Series E Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price of such shares, without interest, upon the surrender of certificates representing the same.

                 (d) REDEMPTION BY ISSUANCE OF CLASS A COMMON STOCK. Subject to compliance with the conditions contained in this paragraph 5(d), the Corporation may elect to pay the Redemption Price (or designated portion thereof) of the shares of Series E Preferred Stock called for redemption by issuing to the holder thereof, in respect of his shares to be redeemed, a number of shares of Class A Common Stock equal to the aggregate Redemption Price (or designated portion thereof) of such shares divided by the Average Quoted Price of a share of Class A Common Stock. No fractional shares of Class A Common
Stock or scrip shall be issued upon such redemption. As to any final fraction of a share of Class A Common Stock that would otherwise be issuable to a holder upon redemption of his shares of Series E Preferred Stock (determined on the basis of the total number of such holder's shares of Series E Preferred Stock in respect of which shares of Class A Common Stock are issuable), the Corporation shall pay an amount in cash or by its check equal to the same fraction of the Average Quoted Price of a share of Class A Common Stock.

         The Corporation's right to elect to pay the Redemption Price (or designated portion thereof) of the shares of Series E preferred Stock through the issuance of shares of Class A

Common Stock shall be conditioned upon: (i) the Corporation's having timely given a Redemption Notice setting forth such election as provided in paragraph 5(b), (ii) the Corporation's having obtained and filed, on or before the Redemption Date, at the office of the redemption agent for the Series E Preferred Stock (or with the books of the Corporation if there is no redemption agent) an Opinion of Counsel to the effect that (A) the shares of Class A Common Stock to be issued upon such redemption have been duly authorized and, when issued and delivered in payment of the Redemption Price (or designated portion thereof) of the shares of Series E Preferred Stock to be redeemed, will be validly issued, fully paid and non-assessable and free from preemptive rights, (B) that the issuance and delivery of such shares of Class A Common Stock upon such redemption of shares of Series E Preferred Stock will not violate the laws of the state of incorporation of the Corporation and (C), unless at the time the Redemption Notice is given all shares of the Series E Preferred Stock are owned by one or more TCI Holders, that the issuance and delivery of the shares of Class A Common Stock upon such redemption of shares of Series E Preferred Stock is exempt from the resignation or qualification requirements of the 1933 Act and applicable state securities laws or, if no such exemption is available, that the shares of Class A Common Stock to be issued have been duly registered or qualified under the 1933 Act and such applicable state securities laws, and (iii) the Corporation's having filed, on or before the Redemption Date, at the office of such redemption agent (or with the books of the Corporation if there is no redemption agent), an Officers' Certificate setting forth the number of shares of Class A Common Stock to be issued in payment of the Redemption Price (or designated portion thereof) of each share of Series E Preferred Stock and the method of determining the same (consistent with the provisions hereof). If the foregoing conditions have not been satisfied prior to or on the Redemption Date, the Redemption Price for the shares of Series E Preferred Stock (or portion thereof designated to be paid in Class A Common Stock) shall be paid in cash.

                 (e) STATUS OF REDEEMED SHARES. All shares of Series E Preferred Stock redeemed, exchanged, purchased or otherwise acquired by the Corporation shall be retired and shall be restored to the status of authorized and unissued shares of Series Preferred Stock (and may be reissued as part of another series of the preferred stock of the Corporation, but such shares shall not be reissued as Series E Preferred Stock).

         6.      Limitations on Dividends and Redemptions.

                 If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends for all prior dividend periods on any Parity Stock which by the terms of the instrument creating or evidencing such Parity Stock is entitled to the payment of such cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the Series E Preferred Stock, and until full cumulative dividends on such Parity Stock for all prior dividend periods are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series E Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose pursuant to paragraph 5 hereof. a sinking fund or otherwise, unless all then outstanding shares of Series E Preferred Stock, of such Parity Stock and of any other class of series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

                 If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series E Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series E Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series E Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 5 hereof, a sinking fund or otherwise, unless all then outstanding shares of Series E Preferred Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof.

                 If at any time the Corporation shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series E Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series E Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside for such purpose and no other purpose, the Corporation shall not declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock or set aside any money or assets for any such purpose, except that the Corporation may declare and pay a dividend on any Parity Stock ranking on a parity basis with the Series E Preferred Stock with respect to the right to receive dividend contemporaneously with the declaration and payment of a dividend on the Series E Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of the Series E Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series E Preferred Stock and such Parity Stock bear to each other.

                 If the Corporation shall fail to redeem on any date fixed for redemption or exchange pursuant to paragraph 5 hereof any shares of Series E Preferred Stock called for redemption on such date, and until such shares are redeemed in full, the Corporation shall not redeem or exchange any Parity Stock or Junior Stock or declare or pay any dividend on or make any distribution with respect to any Junior Stock, or set aside any money or assets for any such purpose, and neither the Corporation nor any Subsidiary thereof shall purchase or otherwise acquire any Series E Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose.

                 Neither the Corporation nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, if after giving effect to such redemption, exchange, purchase or other acquisition, the amount (as determined by the Board of Directors in good faith) that would be available for distribution to the holders of the Series E Preferred Stock upon liquidation, dissolution or winding up of the Corporation if such liquidation, dissolution or winding up were to occur on the date fixed for such redemption, exchange, purchase or other acquisition of such Parity Stock or Junior Stock would be less than the aggregate Liquidation Preference as of such date of all shares of Series E Preferred Stock then outstanding.

                 Nothing contained in the first, fourth or fifth paragraph of this paragraph 6 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Junior Stock; or (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Series E Preferred Stock or Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first and fifth paragraphs hereof) through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock.

                 The provisions of the first paragraph of this paragraph 6 are for the sole benefit of the holders of Series E Preferred Stock and Parity Stock having the terms described therein and accordingly, at any time when there are no shares of any such class or series of Parity Stock outstanding or if the holders of each such class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), then the provisions of the first paragraph of this paragraph 6 shall not (to the extent waived, in the case of any partial waiver) restrict the redemption, exchange, purchase or other acquisition of any shares of Series E Preferred Stock, Parity Stock or Junior Stock. All other provisions of this paragraph 6 are for the sole benefit of the holders of Series E Preferred Stock and accordingly, if the holders of shares of Series E Preferred Stock shall have waived (as provided in paragraph 9) in whole or in part the benefit of the applicable provisions, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of or declaration, payment or making of any dividends or distributions on the Series E Preferred Stock, any Parity Stock or any Junior Stock.

         7.      Conversion.

                 (a) Unless previously called for redemption as provided in Section 5 hereof, shares of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time subsequent to the Amendment Date in such manner and upon such terms and conditions as hereinafter provided in this paragraph 7, into fully paid and non-assessable full shares of Class A Common Stock. No shares of Class A Common Stock shall be issued in respect of the conversion of the Series E Preferred Stock after the fifteenth Business
Day (the "Cut-off Date") preceding the date fixed for redemption; provided that the conversion of Shares surrendered for conversion in accordance with paragraph 7 after the Cut-off Date shall be given effect as of the date of such surrender if the Redemption Price to be paid, or to be irrevocably set apart in trust for the benefit of the holders of Shares to be so redeemed, has not been paid or so set apart on or before such date fixed for redemption. In case cash, securities or property other than Class A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Class A Common Stock in this paragraph 7 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

                 (b) Subject to the provisions for adjustment hereinafter set forth in this paragraph 7, the Series E Preferred Stock may be converted into Class A Common Stock at the initial conversion rate of 1,000 fully paid and non-assessable shares of Class A Common Stock for one share of the Series E Preferred Stock. (This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this paragraph is hereinafter referred to as the "Conversion Rate").

                 (c)      In case after the Issue Date the Corporation shall
(i) pay a dividend or make a distribution on its outstanding shares of Class A Common Stock in shares of its capital block or capital stock of any Subsidiary,
(ii) subdivide the then outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, (iii) combine the then outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, or (iv) issue by reclassification of its shares of Class
A Common Stock any shares of any other class of capital stock of the Corporation (including any such reclassification in connection with a merger in which the Corporation is the continuing corporation), then the Conversation
Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Series E Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Corporation (or capital stock of a Subsidiary) that such holder would have owned or been entitled to receive immediately following such action had such shares of Series E Preferred Stock been converted immediately prior to such time. An adjustment made pursuant to this paragraph 7(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this paragraph 7(c) for a subdivision, combination or classification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

                 (d) In case the Corporation shall after the Issue Date issue any rights or warrants to all holders of shares of Class A Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Class A Common Stock (or Convertible Securities) at a price per share of Class A Common Stock (or having an initial exercise price or conversion price per share of Class A Common Stock) less than the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of paragraph 7(f) below) on such record date, the number of shares of Class A

Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Class A Common Stock into which such Share was theretofore convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate initial conversion or exercise price of the Convertible Securities so offered) would purchase at the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of paragraph 7(f) below) on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Class A Common Stock (or all of the Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, all of the shares of Class A Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Conversion Rate shall be readjusted retroactively to be the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Class A Common Stock (or Convertible Securities) issued upon the exercise of such right or warrants (or the conversion of such Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Class A Common Stock issued upon the conversion of any Share prior to the date such subsequent adjustment is made.

                 (e) In case the Corporation shall distribute after the Issue Date to all holders of shares of Class A Common Stock (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation, other than a merger to which paragraph 7(g) is applicable) any securities, evidences of its indebtedness or assets (other than cash dividends out of earnings since the Issue Date (determined without regard to gains on the sale of significant capital assets) or capital stock in respect of which an adjustment is made pursuant to paragraph 7(c) hereof) or rights or warrants to purchase shares of Class A Common Stock or Class B Common Stock or securities convertible into shares of Class A Common Stock or Class B Common Stock (excluding those referred to in paragraph 7(d) above), then in each such case the number of shares of Class A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Class A Common Stock into which such Share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction of which the numerator shall be the then current market price per share of Class A Common Stock (as determined accordance with the provisions of paragraph 7(f) below) on such record date and of which the denominator shall be such current market price per share of Class A Common Stock less the fair market value on such record date (as determined by the Board of Directors of the Corporation whose determination shall be conclusive) of the portion of the securities, assets or evidences of indebtedness or rights and warrants so to be distributed applicable to one share of Class A Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                 (f) For the purpose of any computation under paragraph 7(d), (e) or (k), the current market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for a share of Class A Common Stock for the ten (10) consecutive trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of Class A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on which the shares of Class A Common Stock are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

                 (g) In case of any reclassification or change in the Class A Common Stock (other than any reclassification or change referred to in paragraph 7(c) and other than a change in par value) or in case of any consolidation of the Corporation with any other corporation or any merger of the Corporation into another corporation or of another corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change (other than a change in par value or any reclassification or change to which paragraph 7(c) is applicable) in the outstanding Class A Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, in any such case after the Issue Date, the Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a Share shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and property that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such Share into Class A Common Stock immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any, rights of election and received per share of Class A Common Stock the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Series E Preferred Stock shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of

Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Series E Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Series E Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Series E Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series E Preferred Stock remaining outstanding or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

                 (h) Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in paragraphs 7(c), (d), (e) or (g), the Corporation shall promptly cause a notice to be mailed to the holders of record of the Series E Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Series E Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of paragraph 7(j).

                 (i) The Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided however, that any adjustments which by reason of this paragraph 7(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. In any case in which this paragraph 7(i) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Series E Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock or other capital stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class A Common Stock, or other capital stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to paragraph 7(n); provided, however, that, if requested by such holder, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Class A Common Stock or other capital stock, and such cash, upon the occurrence of the event requiring such adjustment.

                 (j)      In case at any time:

                          (i) the Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this paragraph;

                          (ii) there shall be any capital reorganization or reclassification of the Class A Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Class A Common Stock representing, together with any shares of Class B Common Stock tendered for in such tender offer, at least a majority of the total voting power represented by the outstanding shares of Class A Common Stock and Class B Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Class A Common Stock; or

                          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any such event, the Corporation shall give written notice, in the manner provided in paragraph 5 hereof, to the holders of the Series E Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause
(ii) of this paragraph 7(j) shall be given in the manner and at the time that such notice is given to the holders of Class A Common Stock. Without limiting the obligations of the Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this paragraph 7(j) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

                 (k) Before any holder of Series E Preferred Stock shall be entitled to convert the same in Class A Common Stock, such holder shall surrender the certificate or certificates for such Series E Preferred Stock at the office of the Corporation or at the office of the transfer agent for the Series E Preferred Stock, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that such holder elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this paragraph 7, and shall state in writing therein the name or names in which such holder wishes the certificates for Class A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series E Preferred Stock and the Corporation, whereby the holder of such Series E Preferred Stock shall be deemed to subscribe for the amount of Class A Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Series E Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Series E Preferred Stock to be converted, and thereby the Corporation shall be deemed to agree that the surrender of the shares of Series E Preferred Stock to be converted shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Series E Preferred Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of the Corporation or of said transfer agent to the person for whose account such Series E Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of full shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Series E Preferred Stock are converted only in part, the Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted Shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Series E Preferred Stock to be converted; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

                 Upon the conversion of any Share, the Corporation shall pay, to the holder of record of such Share on the immediately preceding Record Date, all accrued but unpaid dividends on such Share to the date of the surrender of such Share for conversion. Such payment shall be made in cash or, at the election of the Corporation, the issuance of certificates representing such number of shares of Class A Common Stock as have an aggregate current market price (as determined in accordance with paragraph 7(f)) on the date of issuance equal to the amount of such accrued but unpaid dividends. Upon the making of such payment to the person entitled thereto as determined pursuant to the first sentence of this paragraph, no further dividends shall accrue on such Share or to be payable to any other person.

                 The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Series E Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Series E Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                 The Corporation shall not be required to convert any shares of Series E Preferred Stock, and no surrender of Series E Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series E Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series E Preferred Stock was surrendered.

                 (l) Promptly following the Amendment Date the Corporation shall reserve and keep available at all times thereafter, solely for the purpose of issuance upon conversion of the outstanding shares of Series E Preferred Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Series E Preferred Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. Promptly following the Amendment Date, the Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Class A Common
Stock issuable upon conversion of shares of Series E Preferred Stock at the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

                 (m) All shares of Series E Preferred Stock received by the Corporation upon conversion thereof into Class A Common Stock shall be retired and shall be restored to status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of the Corporation), but such shares shall not be reissued as Series E Preferred Stock

                 (n) The Corporation shall not be required to issue fractional shares of Class A Common Stock or scrip upon conversion of the Series E Preferred Stock. As to any final fraction of a share of Class A Common Stock which a holder of one or more Shares would otherwise be entitled to receive upon conversion of such Shares in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of Class A
Common Stock. For purposes of this paragraph 7(n), the market value of a share of Class A Common Stock shall be the last reported sale price regular way on the business day immediately preceding the date of conversion, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the composite tape, or if the shares of Class A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which the shares of Class A Common Stock are listed or admitted to trading, or if the shares of Class A Common Stock are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted last reported bid and asked prices if there were no reported sales) as reported by NASDAQ or any comparable system, or if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

                 (o) If any shares of Class A Common Stock which would be issuable upon conversion of Shares require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion of Shares prior to such delivery upon the principal national securities exchange upon which the outstanding, Class A Common Stock is listed at the time of such delivery.

         8.      Voting

                 (a) VOTING RIGHTS. The holders of Series E Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in this paragraph 8; provided, however, that the number of authorized shares of Series E Preferred Stock may be increased or decreased (but not below the number of shares of Series E Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66 2/3 of the total voting power of the then outstanding Voting Securities (as defined in Article V, Section C of the Corporation's Restated Certificate of Incorporation), voting together as a single class as provided in
Article IX of the Certificate. Without limiting the generality of the foregoing, no vote or consent of the holders of Series E Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation (b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to the Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Series E Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Series E Preferred Stock (but not below the number of shares of Preferred Stock or Series E Preferred Stock, as the case may be, then outstanding).

                 (b) ELECTION OF DIRECTORS. The holders of the Series E Preferred Stock shall have the right to vote at any annual or special meeting of stockholders for the purpose of electing directors. Each share of Series E Preferred Stock shall have one vote for such purpose, and shall vote as a single class with any other class or series of capital stock of the Corporation entitled to vote in any general election of directors, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

         9.      Waiver.

                 Any provision which for the benefit of the holders of Series E Preferred Stock, prohibits, limits or restricts actions by the Corporation, or imposes obligations on the Corporation, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Series E Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a meeting called for such purpose at which the holders of Series E Preferred Stock shall vote as a separate class.

         10.     Method of Giving Notices.

                 Any notice required or permitted hereby to be given to the holders of shares of Series E Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation or supplied by him in writing to the Corporation for the purpose of such notice.

         11.     Exclusion of Other Rights.

                 Except as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Series E Preferred Stock, the shares of Series E Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth herein.

         12.     Heading of Subdivisions.

                 The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, duly authorized officer has executed this certificate on this 11 day of October, 1994.


                                                        /s/ Larry Romrell
                                                Name:   Larry Romrell
                                                Title:  Executive Vice President


Attest:         /s/ Stephen M. Brett
       Name:    Stephen M. Brett
       Title:   Secretary

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------



         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "TELE-COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 1994, AT 8:30 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.





                                             [Seal]

                                                  /s/ Edward J. Freel
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION:   7278574

                                                       DATE:   10-24-94

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 10/24/1994
                                                         944202081 - 2371729

                           CERTIFICATE OF CORRECTION
                        Filed pursuant to Section 103(f)
                    of the Delaware General Corporation Law
                               with respect to a

                           CERTIFICATE OF DESIGNATION

                                       of

                           TELE-COMMUNICATIONS, INC.


                 Whereas, on October 11, 1994, Tele-Communications, Inc. (the "Corporation") filed with the Delaware Secretary of State a Certificate of Designation (the "Certificate of Designation") authorizing the issuance of a series of preferred stock of the Corporation designated "Redeemable Convertible Preferred Stock, Series E;"

                 Whereas, such Certificate of Designation inaccurately stated that the par value of the Redeemable Convertible Preferred Stock, Series E, is $1.00 per share, when in fact the par value of the Redeemable Convertible Preferred Stock, Series E, is $.01 per share;

                 Therefore, the Certificate of Designation is hereby corrected in accordance with the provisions of Section 103(f) of the Delaware General Corporation Law as follows:

                 1. The words "par value $1.00 per share" shall be deleted from paragraph number 1 of the Certificate of Designation and the words "par value $.01 per share" shall be substituted in their place.

                 Executed on the date set forth below by the undersigned duly authorized officer of the Corporation.

Date:    October 21, 1994               Signature:       /s/ Stephen M. Brett
                                                  Name:    Stephen M. Brett
                                                  Title:   Executive President
                                                             and General Counsel

                               STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                          -------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "TELE-COMMUNICATIONS, INC.", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF JANUARY, A.D. 1995, AT 10:55 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                                       [SEAL]
                                                  /s/ Edward J. Freel
                                             Edward J. Freel, SECRETARY OF STATE

                                             AUTHENTICATION:  7387640
                                             DATE:  01-26-95

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED lO:55 AM 01/26/1995
                                                             950019173 - 2371729

                           TELE-COMMUNICATIONS, INC.

                           CERTIFICATE OF DESIGNATION

                             --------------------

                      SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                   OF A SERIES OF PREFERRED STOCK DESIGNATED
                        AS "CONVERTIBLE PREFERRED STOCK,
                  SERIES D" ADOPTED BY THE BOARD OF DIRECTORS
                          OF TELE-COMMUNICATIONS, INC.

                             --------------------

         The undersigned Executive Vice President of Tele-Communications, Inc., a Delaware corporation (the "Corporation"), hereby certifies that the Board of Directors duly adopted the following resolutions creating a series of preferred stock designated as "Convertible Preferred Stock, Series D":

         "BE IT RESOLVED, that, pursuant to authority expressly granted by the provisions of the Restated Certificate of Incorporation of this Corporation, the Board of Directors hereby creates and authorizes the issuance of a series of preferred stock, par value $.01 per share, of this Corporation, to consist of 1,000,000 shares, and hereby fixes the designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the designations, preferences and relative, participating, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to preferred stock of all series) as follows:

         1. Designation. The designation of the series of preferred stock, par value $.01 per share, of this Corporation authorized hereby is "Convertible Preferred Stock, Series D" (the "Convertible Preferred Stock").

         2. Certain Definitions. Unless the context otherwise requires, the terms defined this Section 2 shall have the meanings herein specified:

         Affiliate: As to any person or, entity, any other person or entity which. directly or indirectly, controls, or is under common control with, or is controlled by, such person or entity. As used in this definition, "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through the ownership of securities, or partnership or other ownership interest, by contract or otherwise).

         Board of Directors: The Board of Directors of this Corporation and any authorized committee thereof.

         Business Day: Any day other than a Saturday, Sunday, or holiday in which banking institutions in Denver, Colorado, are closed for business.

         Capital Stock: Any and all shares, interests, participations or other equivalents (however designated) of corporate stock of this Corporation.

         Class A Common Stock: The Class A Common Stock, par value $1.00 per share, of this Corporation as such exists on the date of this Certificate of Designation, and Capital Stock of any other class into which such Class A Common Stock may thereafter have been changed.

         Class B Common Stock: The Class B Common Stock, par value $1.00 per share, of this Corporation as such exists on the date of this Certificate of Designation, and Capital Stock of any other class into which such Class B Common Stock may thereafter have been changed.

         Class B Preferred Stock: The Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share of the Corporation.

         Class C Preferred Stock: The Convertible Preferred Stock, Series C, par value $.01 per share, of the Corporation.

         Class E Preferred Stock: The Convertible Preferred Stock, Series E, par value $.01 per share, of the Corporation.

         Common Stock: The Class A Common Stock. Class B Common Stock and any other class of Capital Stock of this Corporation designated as Common Stock.

         Conversion Rate: As defined in Section 5(b).

         Convertible Securities: Securities, other than the Class B Common Stock, that are convertible into or exchangeable for Class A Common Stock.

         Debt Instrument: Any bond, debenture, note, indenture, guarantee or other instrument or agreement evidencing any Indebtedness of this Corporation, whether existing at the Issue Date or thereafter created, incurred, assumed or guaranteed.

         Dividend Payment Date: As defined in Section 3(b).

         Dividend Period: The period from but excluding the First Accrual Date to and including the first Dividend Payment Date and each six-month period from but excluding the Dividend Payment Date for the preceding Dividend Period to and including the Dividend Payment Date for such Dividend Period.

         Exchange Option. As defined in Section 7(a).

         Expiration Date. As defined in Section 7(d).

         First Accrual Date: The Issue Date.

         Indebtedness: Any (i) liability, contingent or otherwise, of this Corporation (x) for borrowed money whether or not the recourse of the lender is to the whole of the assets of this Corporation or only to a portion thereof),
(y) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given other than in connection with the acquisition of inventory or similar property in the ordinary course of business, or (z) for the payment of money relating to an obligation under a lease that is required to be capitalized for financial accounting purposes in accordance with generally accepted accounting principles; (ii) liability of others described in the preceeding clause (i) which this Corporation has guaranteed or which is otherwise its legal liability; (iii) obligations secured by a mortgage, pledge, lien, charge or other encumbrance to which the property or assets of this Corporation are subject whether or not the obligations secured thereby shall have been assumed by or shall otherwise be this Corporation's legal liability; and (iv) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses (i), (il) and (iii) above.

         Issue Date: The first date on which any shares of the Convertible Preferred Stock are first issued or deemed to have been issued.

         Junior Securities: All shares of Common Stock, Class B Preferred Stock and any other class or series of stock of this Corporation not entitled to receive any dividends unless all dividends required to have been paid or declared and set apart for payment on the Convertible Preferred Stock shall have been so paid or declared and set apart for payment and, for purposes of
Section 4 hereof, any class or series of stock of this Corporation not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of this Corporation until the Convertible Preferred Stock shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

         Liquidation Value: Measured per Share of the Convertible Preferred Stock as of any particular date, the sum of (i) S300 plus (ii) an amount equal to all dividends accrued on such Share through the Dividend Payment Date immediately preceding the date on which the Liquidation Value is being determined, which pursuant to Section 3(c) or (d) have been added to and remain a part of the Liquidation Value as of such date, plus (iii), for purposes of determining amounts payable pursuant to Sections 4 and 6 hereof, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (i) and
(ii) above to the date as of which the Liquidation Value is being determined.

         Merger Agreement: The Agreement and Plan of Merger, dated as of August 8, 1994 among this Corporation, TCI Communications, Inc. and TeleCable Corporation.

         Mirror Preferred Stock. As defined in Section 7(c).

         Option Notice. As defined in Section 7(d).

         Parity Securities: Any class or series of stock of this Corporation entitled to receive payment of dividends on a parity with the Convertible Preferred Stock or entitled to receive assets upon liquidation, dissolution or winding up of the affairs of this Corporation on a parity with the Convertible Preferred Stock. The Class A Preferred Stock, the Class C Preferred Stock and Class E Preferred Stock rank on a parity basis with the Convertible Preferred Stock.

         Record Date: For dividends payable on any Dividend Payment Date, the fifteenth day of the month preceding the month during which such Dividend Payment Date shall occur.

         Redemption Date: As to any Share, the date fixed for redemption of such Share as specified in the notice of redemption given in accordance with
Section 6(d), provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid on such date or the consideration sufficient for the payment thereof, and for no other purpose, has been irrevocably set apart in trust for the benefit of the holders of Shares to be redeemed, and if the Redemption Price is not so paid in full or the consideration sufficient therefor so irrevocably set apart in trust for the benefit of the holders of Shares to be redeemed, then the Redemption Date will be the date on which such Redemption Price is fully paid or the consideration sufficient for the payment thereof, and for no other purpose, has been irrevocably set apart in trust for the benefit of the holders of Shares to be redeemed; and provided, further that for purposes of Section 6(c) hereof, the date fixed for redemption of Shares which are required to be redeemed pursuant to such Section shall be the Business Day which is 20 Business Days after the date this Corporation receives the notice referred to in such Section from the holder of Shares therein specified.

         Redemption Price: As to any Share that is to be redeemed on any Redemption Date, the Liquidation Value as in effect on such Redemption Date; provided, however, that for purposes of Section 5(p) hereof (but not Section 5(a) as it may refer to Section 5(p)) and this definition, the date otherwise fixed for redemption of such Shares shall be deemed the Redemption Date in respect of such Shares.

         Rights. As defined in Section 7(a).

         Senior Securities: Any class or series of stock of this Corporation ranking senior to the Convertible Preferred Stock in respect of the right to receive payment of dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of this Corporation.

         Share: As defined in Section 3(a).

         Special Liquidation Value: In respect of any Dividend Payment Date and Shares, all accrued dividends not paid or irrevocably set apart in trust for the benefit of the holders of Shares on or before such date.

         Special Securities: Capital Stock (other than Class A Common Stock or Class B Common Stock) of this Corporation or a Subsidiary thereof which (a) is common stock of the issuer thereof or (b) participates in one or more business operations of the issuer thereof in such a manner that if such operations were owned by a corporation and such Capital Stock were issued thereby such Capital Stock would be common stock of such corporation.

         Special Record Date: As defined in Section 3(c).

         Subsidiary: With respect to any person or entity, any corporation or partnership more than 50% of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such person or entity.

         Successor Interest: As defined in Section S(g).

         3.      Dividends.

         (a) Subject to the rights of any Parity Securities with respect to dividends, the holders of the Convertible Preferred Stock shall be entitled to receive, and, subject to any prohibition or restriction contained in any Debt Instrument, this Corporation shall be obligated to pay, but only out of funds legally available therefor, preferential cumulative cash dividends which shall accrue as provided herein. Except as otherwise provided in Sections 3(c) or 3(d) hereof, dividends on each share of Convertible Preferred Stock (hereinafter referred to as a "Share") shall accrue on a daily basis at the rate of 51/2% per annum of the Liquidation Value to and including the date of conversion thereof pursuant to Section 5 or the date on which the Liquidation Value or Redemption Price of such Share is made available pursuant to Section 4 or 6 hereof, respectively. Dividends on the Convertible Preferred Stock shall accrue as provided herein, whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally or contractually available for the payment of dividends and regardless of the provisions of any Parity Securities or Debt Instrument.

         (b) Accrued dividends on the Convertible Preferred Stock shall be payable semiannually on the first day of each January and July or the immediately succeeding Business Day.

if such first day is not a Business Day (each such payment date being hereinafter referred to as a "Dividend Payment Date"), commencing on July I, 1995 to the holders of record of the Convertible Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified in Section 3(a) for actual days elapsed from but excluding the First Accrual Date (in the case of any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date in respect of which dividends were fully paid or irrevocably set apart in trust for the benefit of the holders of Shares (or shares of Class A Common Stock were issued in respect of the Special Liquidation Value as provided in Section 5(o) hereof), in the case of any other date, to and including the date as of which such determination is to be made, based on a 365-day year.

         (c) If on any Dividend Payment Date this Corporation pursuant to applicable law or the terms of any Debt Instrument shall be prohibited or restricted from paying in cash the full dividends to which holders of the Convertible Preferred Stock and any Parity Securities shall be entitled, the amount available for such payment pursuant to applicable law and which is not restricted by the terms of any Debt Instrument shall be distributed among the holders of the Convertible Preferred Stock and such Parity Securities ratably in proportion to the full amounts to which they would otherwise be entitled except for the issuance of the Class A Common Stock issued in respect of the partial conversion of Shares pursuant to Section 5(o) hereof. To the extent not paid on each Dividend Payment Date, all dividends which have accrued on each Share during the Dividend Period ending on such Dividend Payment Date will be added cumulatively to the Liquidation Value of such Share and will remain a part thereof until such dividends are paid. In the event that dividends are not paid in full on two consecutive Dividend Payment Dates, dividends on that portion of the Liquidation Value of each Share which consists of accrued dividends that have theretofore been or thereafter are added to, and remain a part of, the Liquidation Value in accordance with the preceding sentence shall accrue cumulatively on a daily basis at the rate of ten percent (10%) per annum, from and after such second consecutive Dividend Payment Date to and including the date of conversion of such Share pursuant to Section 5 or the date on which the Liquidation Value or Redemption Price of such Share is made available pursuant to Section 4 or 6 hereof, respectively, unless such portion of the Liquidation Value that consists of accrued unpaid dividends shall be earlier paid in full. Such portion of the Liquidation Value as consists of accrued unpaid dividends, may be declared and paid at any time on any Business Day without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 50 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors of this Corporation (the "Special Record Date").

         (d) In the event that on any date fixed for redemption of Shares pursuant to Section 6 this Corporation shall fail to pay the Redemption Price due and payable upon presentation and surrender of the stock certificates evidencing Shares to be redeemed, then dividends on such Shares shall accrue cumulatively on a daily basis at the rate of ten percent (10%) per annum of the Liquidation Value thereof from and after such date fixed for redemption to and including the date of conversion of such Shares pursuant to Section 5 or the date on which the Liquidation Value or Redemption Price of such Shares is made available pursuant to Section 4 or 6 hereof, respectively.

         (e) Notice of each Special Record Date shall be mailed, in the manner provided in Section 6(d), to the holders of record of the Convertible Preferred Stock not less than 15 days prior thereto.

         (f) As long as any Convertible Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Security, nor shall any shares of any Junior Security be purchased, redeemed, or otherwise acquired for value by this Corporation, unless the holders of the Convertible Preferred Stock shall have received all dividends to which they are entitled pursuant to Section 3(a) hereof for all the Dividend Periods preceding the date on which such dividend on the Junior Securities is to occur, or such dividends shall have been declared and the consideration sufficient for the payment thereof irrevocably set apart in trust for the benefit of the holders of Shares so as to be available for the payment in full thereof and for no other purpose. The provisions of this Section 3(f) shall not apply (i) to a dividend payable in any junior Security, or (ii) to the repurchase, redemption or other acquisition of shares of any Junior Security solely through the issuance of Junior Securities (together with a cash adjustment for fractional shares, if any) or through the application of the proceeds from the sale of Junior Securities. This Corporation shall not permit a Subsidiary thereof to take any action which this Corporation is prohibited by this Section 3(f) from taking.

         4. Liquidation. Upon any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to be paid an amount in cash equal to the aggregate Liquidation Value at the date fixed for liquidation of all Shares outstanding before any distribution or payment is made upon any Junior Securities, which payment shall be made pari passu with any such payment made to the holders of any Parity Securities. The holders of Convertible Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of this Corporation after receiving the Liquidation Value per Share. If upon such liquidation, dissolution or winding up, the assets of this Corporation to be distributed among the holders of Convertible Preferred Stock and to all holders of Parity Securities are insufficient to permit payment in full to such holders of the aggregate preferential amounts which they are entitled to be paid, then the entire assets of this Corporation to be distributed to such holders shall be distributed ratably among them based upon the full preferential amounts to which the shares of Convertible Preferred Stock and such Parity Securities would otherwise respectively be entitled. Upon any such liquidation, dissolution or winding up, after the holders of Convertible Preferred Stock and Parity Securities have been paid in full the amounts to which they are entitled, the remaining assets of this Corporation may be distributed to holders of Junior Securities. This Corporation shall mail written notice of such liquidation, dissolution or winding up to each record holder of Convertible Preferred Stock not less than 30 days prior to the payment date stated in such written notice. Neither the consolidation or merger of this Corporation into or with any other corporation or corporations, nor the sale, transfer or lease by this

Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of this Section 4.

         5.      Conversion.

         (a) Unless previously called for, or otherwise subject to, redemption as provided in Section 6 hereof, the Convertible Preferred Stock may be converted at any time or from time to time, in such manner and upon such terms and conditions as hereinafter provided in this Section 5 into fully paid and non-assessable full shares of Class A Common Stock. No Share of Class A Common Stock shall be issued in respect of the conversion of the Convertible Preferred Stock (other than pursuant to Section 5(o) or 5(p) hereof) after the fifteenth Business Day (the "Cut-off Date") preceding the date fixed for redemption; provided that the conversion of Shares surrendered for conversion in accordance with Section 5 after the Cut-off Date shall be given effect as of the date of such surrender if the Redemption Price to be paid, or to be irrevocably set apart in trust for the benefit of the holders of Shares to be so redeemed, has not been paid or so set apart on or before such date fixed for redemption. In case cash, securities or property other than Class A Common Stock shall be payable, deliverable or issuable upon conversion as provided herein, then all references to Class A Common Stock in this Section 5 shall be deemed to apply, so far as appropriate and as nearly as may be, to such cash, property or other securities.

         (b) Subject to the provisions for adjustment hereinafter set forth in this Section 5, the Convertible Preferred Stock may be converted into Class A Common Stock at the initial conversion rate of 10 fully paid and non-assessable shares of Class A Common Stock for one share of the Convertible Preferred Stock. (This conversion rate as from time to time adjusted cumulatively pursuant to the provisions of this Section is hereinafter referred to as the "Conversion Rate").

         (c) In case after August 8, 1994 this Corporation shall (i) pay a dividend or make a distribution on its outstanding shares of Class A Common Stock in shares of its Capital Stock or capital stock of any Subsidiary, (ii) subdivide the then outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, (iii) combine the then outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, or (iv) issue by reclassification of its shares of Class A Common Stock any shares of any other class of Capital Stock of this Corporation (including any such reclassification in connection with a merger in which this Corporation is the continuing corporation), then the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of each share of the Convertible Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of Capital Stock of this Corporation (or capital stock of a Subsidiary) that such holder would have owned or been entitled to receive immediately following such action had such shares of Convertible Preferred Stock been converted immediately prior to such time. An adjustment made pursuant to this Section 5(c) for a dividend or distribution shall become effective immediately after the record date for the dividend or distribution and an adjustment made pursuant to this Section 5(c) for a subdivision, combination or reclassification shall become effective immediately after the effective date of the subdivision, combination or reclassification. Such adjustment shall be made successively whenever any action listed above shall be taken.

         (d) In case this Corporation shall after August 8, 1994 issue any rights or warrants to all holders of shares of Class A Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Class A Common Stock (or Convertible Securities) at a price per share of Class A Common Stock (or having an initial exercise price or conversion price per share of Class A Common Stock) less than the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of Section 5(f) below) on such record date, the number of shares of Class A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Class A Common Stock into which such Share was theretofore convertible immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock offered for subscription or purchase (or into which the Convertible Securities so offered are initially convertible) and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate initial conversion or exercise price of the Convertible Securities so offered) would purchase at the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of Section 5(f) below) on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event that all of the shares of Class A Common Stock (or all of the Convertible Securities) subject to such rights or warrants have not been issued when such rights or warrants expire (or, in the case of rights or warrants to purchase Convertible Securities which have been exercised, all of the shares of Class A Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Conversion Rate shall be readjusted retroactively to be the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights or warrants been made on the basis of the actual number of shares of Class A Common Stock (or Convertible Securities) issued upon the exercise of such rights or warrants (or the conversion of such Convertible Securities); but such subsequent adjustment shall not affect the number of shares of Class A Common Stock issued upon the conversion of any Share prior to the date such subsequent adjustment is made.

         (e) In case this Corporation shall distribute after August 8, 1994 to all holders of shares of Class A Common Stock (including any such distribution made in connection with a merger in which this Corporation is the continuing corporation, other than a merger to which Section 5(g) is applicable) any securities, evidences of its indebtedness or assets (other than cash dividends out of earnings since July 1, 1994 (determined without regard to gains on the sale of significant capital assets) or Capital Stock in respect of which an adjustment is made pursuant to Section 5(c) hereof) or rights or warrants to purchase shares of Class A Common Stock or Class B Common Stock or securities convertible into shares of Class A Common Stock or Class B Common Stock (excluding those referred to in Section 5(d) above), then in each such case the number of shares of Class A Common Stock into which each Share shall thereafter be convertible shall be determined by multiplying the number of shares of Class A Common Stock into which such Share was theretofore convertible immediately prior to the record date for the determination of stockholders entitled to receive the distribution by a fraction of which the numerator shall be the then current market price per share of Class A Common Stock (as determined in accordance with the provisions of Section 5(f) below) on such record date and of which the denominator shall be such current market price per share of Class A Common Stock less the fair market value on such record date (as determined by the Board of Directors of this Corporation, whose determination shall be conclusive) of the portion of the securities, assets or evidences of indebtedness or rights and warrants so to be distributed applicable to one share of Class A Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

         (f)     For the purpose of any computation under Section 5(d), (e),
(k), (o) or (p) or Section 7, the current market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for a share of Class A Common Stock for the ten (10) consecutive trading days before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the composite tape, or if the shares of Class A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which the shares of Class A Common Stock are listed or admitted to trading, or if they are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted closing bid and asked prices if there were no reported sales) as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or any comparable system, or if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

         (g) In case of any reclassification or change in the Class A Common Stock (other than any reclassification or change referred to in Section 5(c) and other than a change in par value) or in case of any consolidation of this Corporation with any other corporation or any merger of this Corporation into another corporation or of another corporation into this Corporation (other than a merger in which this Corporation is the continuing corporation and which does not result in any reclassificaiion or change (other than a change in par value or any reclassification or change to which Section 5(c) is applicable) in the outstanding Class A Common Stock), or in case of any sale or transfer to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of this Corporation, in any such case after August 8, 1994, this

Corporation (or its successor in such consolidation or merger) or the purchaser of such properties and assets shall make appropriate provision so that the holder of a Share shall have the right thereafter to convert such Share into the kind and amount of shares of stock and other securities and property (a "Successor Interest") that such holder would have owned immediately after such reclassification, change, consolidation, merger, sale or transfer if such holder had converted such Share into Class A Common Stock immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or transfer (assuming for this purpose (to the extent applicable) that such holder failed to exercise any rights of election and received per share of Class A Common Stock the kind and amount of shares of stock and other securities and property received per share by a plurality of the non-electing shares), and the holders of the Convertible Preferred Stock shall have no other conversion rights under these provisions (other than pursuant to Section 5(o) or 5(p) hereof, provided that upon any conversion effected pursuant to Section 5(o) or 5(p) after any event to which this Section 5(g) is applicable, references in Section 5(o) and 5(o) to Class A Common Stock shall be deemed to be references to Successor Interests); provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of the Convertible Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be to any such other shares of stock and other securities and property deliverable upon conversion of the Convertible Preferred Stock remaining outstanding or other convertible preferred stock or other Convertible Securities received by the holders of Convertible Preferred Stock in place thereof; and provided, further, that any such resulting or surviving corporation or purchaser shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Convertible Preferred Stock remaining outstanding, or other convertible preferred stock or other convertible securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as above provided.

         (h) Whenever the Conversion Rate or the conversion privilege shall be adjusted as provided in Sections 5(c), (d), (e) or (g), this Corporation shall promptly cause a notice to be mailed to the holders of record of the Convertible Preferred Stock describing the nature of the event requiring such adjustment, the Conversion Rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which the Convcrtible Preferred Stock shall be convertible after such event. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of Section 5(j).

         (i) This Corporation may, but shall not be required to, make any adjustment of the Conversion Rate if such adjustment would require an increase or decrease of less than 1% in such Conversion Rate; provided, however, that any adjustments which by reason of this Section 5(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of share, as the case may be. In any case in which this Section 5(i) shall require that an adjustment shall become effective immediately after a record date for such event, the Corporation may defer until the occurrence of such event (x) issuing to the holder of any shares of Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock or other Capital Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class A Common Stock, or other Capital Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash in lieu of any fractional interest to which such holder is entitled pursuant to Section 5(n); provided, however, that, if requested by such holder, this Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Class A Common Stock or other Capita] Stock, and such cash, upon the occurrence of the event requiring such adjustment.

         (j)     In case at any time:

                 (i) this Corporation shall take any action which would require an adjustment in the Conversion Rate pursuant to this Section;

                 (ii) there shall be any capital reorganization or reclassification of the Class A Common Stock (other than a change in par value), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of this Corporation is required, or any sale, transfer or lease of all or substantially all of the properties and assets of the Corporation, or a tender offer for shares of Class A Common Stock representing, together with any shares of Class B Common Stock tendered for in such tender offer, at least a majority of the total voting power represented by the outstanding shares of Class A Common Stock and Class B Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of Class A Common Stock; or

                 (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of this Corporation;

then, in any such event, this Corporation shall give written notice, in the manner provided in Section 6(d) hereof, to the holders of the Convertible Preferred Stock at their respective addresses as the same appear on the books of the Corporation, at least twenty days (or ten days in the case of a recommended tender offer as specified in clause (ii) above) prior to any record date for such action, dividend or distribution or the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, lease, tender offer, dissolution, liquidation or winding up; provided, however, that any notice required by any event described in clause (ii) of this Section 5(j) shall be given in the manner and at the time that such notice is given to the holders of Class A Common Stock. Without limiting the obligations of this Corporation to provide notice of corporate actions hereunder, the failure to give the notice required by this Section 5(j) or any defect therein shall not affect the legality or validity of any such corporate action of the Corporation or the vote upon such action.

         (k) Before any holder of Convertible Preferred Stock shall be entitled to convert the same into Class A Common Stock (other than pursuant to Section 5(o) hereof but including pursuant to Section 5(p) hereof), such holder shall surrender the certificate or certificates for such Convertible Preferred Stock at the office of this Corporation or at the office of the transfer agent for the Convertible Preferred Stock, which certificate or certificates, if this Corporation shall so request, shall be duly endorsed to this Corporation or in blank or accompanied by proper instruments of transfer to this Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to this Corporation), and shall give written notice to this Corporation at said office that such holder elects to convert all or a part of the Shares represented by said certificate or certificates in accordance with the terms of this Section 5 (and in the case of a conversion pursuant to Section 5(p) hereof, specifying that such conversion is made pursuant to
Section 5(p) hereof), and shall state in writing therein the name or names in which such holder wishes the certificates for Class A Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Convertible Preferred Stock and this Corporation, whereby the holder of such Convertible Preferred Stock shall be deemed to subscribe for the amount of Class A Common Stock which such holder shall be entitled to receive upon conversion of the number of shares of Convertible Preferred Stock to be converted, and, in satisfaction of such subscription, to deposit the shares of Convertible Preferred Stock to be converted, and thereby this Corporation shall be deemed to agree that the surrender of the shares of Convertible Preferred Stock to be converted shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion. This Corporation will as soon as practicable after such deposit of a certificate or certificates for Convertible Preferred Stock, accompanied by the written notice and the statement above prescribed, or on the Dividend Payment Date described in Section 5(o) hereof as contemplated in such Section, issue and deliver at the office of this Corporation or of said transfer agent to the person for whose account such Convertible Preferred Stock was so surrendered, or to his nominee(s) or, subject to compliance with applicable law, transferee(s), or the holders of Convertible Preferred Stock on the Record Date in respect of the Dividend Payment Date described in Section 5(o) hereof, a certificate or certificates for the number of full shares of Class A Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share as hereinafter provided. If surrendered certificates for Convertible Preferred Stock are converted only in part, this Corporation will issue and deliver to the holder, or to his nominee(s), without charge therefor, a new certificate or certificates representing the aggregate of the unconverted Shares. Such conversion shall be deemed to have been made as of the date of such surrender of the Convertible Preferred Stock to be converted or on such Dividend Payment Date described in Section 5(o) hereof, as the case may be; and the person or persons entitled to receive the Class A Common Stock issuable upon conversion of such Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such Class A Common Stock on such date.

         Upon the conversion of any Share (other than pursuant to Section 5(o) or 5(p) hereof), this Corporation shall pay, to the holder of record of such Share on the immediately preceding Record Date, if such date is after the most recent Dividend Payment Date, or otherwise to the holder of record of such Share as of the date of conversion, all accrued but unpaid dividends on such Share to the date of the surrender of such Share for conversion. Such payment shall be made in cash or, at the election of this Corporation, the issuance of certificates representing such number of shares of Class A Common Stock as have an aggregate current market price (as determined in accordance with Section 5(f)) on the date of issuance equal to the amount of such accrued but unpaid dividends. Upon the making of such payment to the person entitled thereto as determined pursuant to the first sentence of this paragraph, no further dividends shall accrue on such Share or be payable to any other person.

         The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Convertible Preferred Stock shall be made without charge for any issue, stamp or other similar tax in respect of such issuance, provided, however, if any such certificate is to be issued in a name other than that of the registered holder of the share or shares of Converuble Preferred Stock converted, the person or persons requesting the issuance thereof shall pay to this Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of this Corporation that such tax has been paid.

         Except for conversion pursuant to Section 5(o) or 5(p) hereof, this Corporation shall not be required to convert any shares of Convertible Preferred Stock, and no surrender of Convertible Preferred Stock shall be effective for that purpose, while the stock transfer books of this Corporation are closed for any purpose; but the surrender of Convertible Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Convertible Preferred Stock was surrendered.

         (l) This Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Convertible Preferred Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all outstanding Shares, provided that nothing contained herein shall be construed to preclude this Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Convertible Preferred Stock by delivery of shares of Class A Common Stock which are held in the treasury of this Corporation. This Corporation shall take all such corporate and other actions as from time to time may be necessary to insure that aII shares of Class A Common Stock issuable upon conversion of shares of Convertible Preferred Stock al the Conversion Rate in effect from time to time will, upon issue, be duly and validly authorized and issued, fully paid and nonassessable and free of any preemptive or similar rights.

         (m) All shares of Convertible Preferred Stock received by this Corporation upon conversion thereof into Class A Common Stock shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Convertible Preferred Stock).

         (n) This Corporation shall not be required to issue fractional shares of Class A Common Stock or scrip upon conversion of the Convertible Preferred Stock. As to any final fraction of a share of Class A Common Stock which a holder of one or more Shares would otherwise be entitled to receive upon conversion of such Shares in the same transaction, this Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a full share of Class A Common Stock. For purposes of this Section 5(n), the market value of a share of Class A Common Stock shall be the last reported sale price regular way on the business day immediately preceding the date of conversion, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the composite tape, or if the shares of Class A Common Stock are not quoted on the composite tape, on the principal United States securities exchange registered under the Exchange Act on which the shares of Class A Common Stock are listed or admitted to trading, or if the shares of Class A Common Stock are not listed or admitted to trading on any such exchange, the last reported sale price (or the average of the quoted last reported bid and asked prices if there were no reported sales) as reported by NASDAQ or any comparable system, or if the Class A Common Stock is not quoted on NASDAQ or any comparable system, the average of the closing bid and asked prices as funfished by any member of the National Association of Securities Dealers, Inc. selected from time to time by this Corporation for that purpose or, in the absence of such quotations, such other method of determining market value as the Board of Directors shall from time to time deem to be fair.

         (o) To the extent all cash dividends on the Convertible Preferred Stock which have accrued on any Dividend Payment Date are not paid, or are not irrevocably set apart in trust for the benefit of the holder of such Shares, on such date, then each Share shall be deemed to be automatically partially converted into a number of duly authorized, fully paid and non-assessable shares of Class A Common Stock equal to the quotient obtained by dividing the Special Liquidation Value in respect of such Share on such Dividend Payment Date by 95% of the current market price of the Class A Common Stock on such date (as determined in accordance with Section 5(f) hereof) and this Corporation shall issue and deliver to the holder of record of such Share on the Record Date in respect of such Dividend Payment Date a certificate evidencing such number of shares of Class A Common Stock and payment in respect of fractional shares as provided in Section 5(n) hereof. Upon the issuance of such Class A Common Stock the dividend otherwise accrued on such Dividend Payment Date shall for all purposes be deemed paid. Partial conversion of Shares pursuant to this Section 5(o) shall not reduce Liquidation Value (except for Special Liquidation Value to the extent included in Liquidation Value), or (except as provided in the immediately preceding sentence) otherwise affect the right of the holder of such Shares to convert the same pursuant to the other provisions of this Section 5.

         (p) If this Corporation fails on any Redemption Date to pay the Redemption Price in respect of Shares otherwise called for redemption pursuant to Section 6(a) or (b) hereof or which a holder elects to cause to be redeemed pursuant to Section 6(c) hereof, the holder of such Shares may, in addition to any other right of conversion herein contained, convert such Shares into a number of shares of Class A Common Stock equal to the quotient obtained by dividing such Redemption Price by 95% of the current market price (determined in accordance with Section 5(f) hereof) on such Redemption Date. The holder's rights in this Section 5(p) shall be in addition to any other rights such holder may have in respect of such failure.

         (q) If any shares of Class A Common Stock which would be issuable upon conversion of Shares require registration with or approval of any governmental authority before such shares may be issued upon conversion (whether or not, in the case of Section 5(o) or 5(p) hereof, any event giving rise to such issuance has occurred or is likely to occur), this Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be. This Corporation will endeavor to list the shares of Class A Common Stock required to be delivered upon conversion of Shares prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

         6.      Redemption.

         (a) Subject to the provisions of Section 6(g), if at any time after the third anniversary of the Issue Date the market value per share (as defined below) of the Class A Common Stock shall have equaled or exceeded $37.50 (as adjusted for dividends on Class A Common Stock payable in Class A Common Stock, stock splits and reverse stock splits in respect of the Class A Common Stock occurring after August 8, 1994) on any 20 out of a period of 30 consecutive Business Days ending within five days prior to the giving of a notice of redemption pursuant to this Section, the shares of Convertible Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or in part, at the Redemption Price per Share as of the applicable Redemption Date. If less than all Shares are to be redeemed, Shares shall be redeemed ratably among the holders thereof. For purposes of this Section, the market values of the Class A Common Stock shall be the last reported sale price of the Class A Common Stock on the NASDAQ National Market System (or, if not quoted on the NASDAQ National Market System, then on such exchange on which the Class A Common Stock is listed as the Corporation may designate) on each such Business Day or if there shall not have been a sale on any such Business Day, the market value for that Business Day shall be the average of the bid and asked quotations on the NASDAQ National Market System on that Business Day, or, if the Class A Common Stock shall not then be quoted on the NASDAQ National Market System or listed on any exchange, the market value shall be the highest bid quotation in the over-the-counter market on such Business Day as reported by National Quotation Bureau, Inc. or its successor or such other generally accepted source of publicly reported bid and asked quotations as the Corporation may reasonably designate.

         (b) Subject to the provisions of Section 6(g), the shares of Convertible Preferred Stock may be redeemed out of funds legally available therefor, at the option of this Corporation by action of the Board of Directors, in whole or from time to time in part, at any time after the fifth anniversary of the Issue Date at the Redemption Price per Share as of the applicable Redemption Date. If less than all outstanding Shares are to be redeemed, Shares shall be redeemed ratably among the holders thereof.

         (c) Subject to the rights of any Parity Securities and subject to any prohibitions or restrictions contained in any Debt Instrument, at any time on or after the tenth anniversary of the Issue Date, any holder of Shares shall have the right, at such holder's option, to require redemption by this Corporation at the Redemption Price per Share as of the applicable Redemption Date of all or any portion of such holder's Shares having an aggregate Liquidation Value in excess of $50,000 (or, if all of the Shares held by such holder have an aggregate Liquidation Value of less than $50,000, all but not less than all of such Shares) by written notice to this Corporation stating the number of Shares to be redeemed. This Corporadon shall redeem, out of funds legally available therefor, the Shares so requested to be redeemed on such date within 20 Business Days following this Corporation's receipt of such notice; provided, however, that notwithstanding the provisions of Section 5(p) hereof, if this Corporation fails on the Redemption Date to pay the Redemption Price in respect of Shares otherwise subject to redemption pursuant to this Section 6(c) and fails irrevocably to set apart such Redemption Price in trust for the benefit of the holders of such Shares, the holder of such Shares shall not exercise the conversion rights provided for in Section 5(p) for a period of one year from such date fixed for redemption (the "One-Year Period"); provided, further, that nothing contained in this Section 6(c) shall (i) affect any other rights of such holder, including, without limitation, the accrual of dividends as provided in Section 3 hereof with respect to any Shares in respect of which the Redemption Price has not been paid or funds irrevocably set apart in trust for the benefit of the holders of such Shares, (ii) otherwise affect the right of the holder to convert Shares or (iii) otherwise affect the right of the holder of any Shares in respect of which the Redemption Price has not been paid or funds irrevocably set apart in trust for the benefit of the holders of such Shares to convert the same pursuant to the provisions of Section 5 following the expiration of the One-Year Period. At any time during the One-Year-Period, this Corporation may pay, out of funds legally available therefor, ratably among the holders who have required Shares to be redeemed under this Section 6(c), the Redemption Price for all or part of such Shares. If the funds of this Corporation legally available for redemption of Shares are insufficient to redeem the total number of shares required to be redeemed pursuant to this
Section 6(c), those funds which are legally available for redemption of such Shares will be used to redeem the maximum possible number of such Shares ratably among the holders who have required Shares to be redeemed under this Section 6(c). Without limiting the holders' rights pursuant to Section 5(p) hereof. at any time thereafter when additional funds of this Corporation are legally available and not so restricted for such purpose, such funds will immediately be used to redeem the Shares this Corporation failed to redeem on such Redemption Date (to the extent not previously converted) until the balance of such Shares are redeemed.

         (d) Notice of any redemption pursuant to Section 6(a) or 6(b) shall be mailed, first class, postage prepaid, not less than 30 days nor more than 60 days prior to the Redemption Date, to the holders of record of the shares of Convertible Preferred Stock to be redeemed, at their respective addresses as the same appear upon the books of this Corporation or are supplied by them in writing to this Corporation for the purpose of such notice; but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Convertible Preferred Stock; provided that this sentence shall not prejudice the right of any holder to receive such damages which may result from any such defective notice. Such notice shall set forth the Redemption Price, the Redemption Date, the number of Shares to be redeemed and the place at which the Shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such Shares. be redeemed. In case fewer than the total number of shares of Convertible Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the holder thereof without cost to such holder.

         (e) If notice of any redemption by this Corporation pursuant to this Section 6 shall have been mailed as provided in Section 6(d) and if on or before the Redemption Date specified in such notice the consideration necessary for such redemption shall have been irrevocably set apart in trust for the benefit of the holders of Shares to be so redeemed so as to be available therefor and only therefor, then on and after the close of business on the Redemption Date, the Shares called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and all rights with respect to such Shares shall forthwith cease and terminate, except the right of the holders thereof to receive upon surrender of their certificates the consideration payable upon redemption thereof.

         (f) All shares of Convertible Preferred Stock redeemed, retired, purchased or otherwise acquired by this Corporation shall be retired and shall be restored to the status of authorized and unissued shares of preferred stock (and may be reissued as part of another series of the preferred stock of this Corporation, but such shares shall not be reissued as Convertible Preferred Stock).

         (g) If at any time this Corporation shall have failed to pay, or declare and irrevocably set apart in trust for the benefit of the holders of Shares the consideration sufficient to pay, all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Convertible Preferred Stock, and until all dividends accrued up to and including the immediately preceding Dividend Payment Date on the Convertible Preferred Stock shall have been paid or declared and irrevocably set apart in trust for the benefit of the holders of Shares so as to be available for the payment in full thereof and for no other purpose, this Corporation shall not redeem, pursuant to a sinking fund or otherwise, any shares of Convertible Preferred Stock, Parity, Securities or Junior Securities, unless all then outstanding shares of Convertible Preferred Stock are redeemed, and shall not purchase or otherwise acquire any shares of Convertible Preferred Stock, Parity Securities or Junior Securities. If and so long as this Corporation shall fail to redeem on a Redemption Date pursuant to Section 6(a), (b) and (c) all shares of Convertible Preferred Stock required to be redeemed on such date, this Corporation shall not redeem, or discharge any sinking fund obligation with respect to, any Junior Securities, unless all then outstanding shares of Convertible Preferred Stock are redeemed, and shall not purchase or otherwise acquire any shares of Convertible Preferred Stock (other than by way of redemption or conversion) or Junior Securities. Nothing contained in this Section 6(g) shall prevent the purchase or acquisition of shares of Convertible Preferred Stock pursuant to a purchase or exchange offer or offers made to holders of all outstanding shares of Convertible Preferred Stock, provided that as to holders of all outstanding shares of Convertible Preferred Stock, the terms of the purchase or exchange offer for all such shares are identical and all accrued dividends on all Shares have been paid or shall have been paid or declared and irrevocably set apart in trust for the benefit of holders of Shares so as to be available for the payment in full thereof and for no other purpose. The provisions of this Section 6(g) are for the benefit of holders of Convertible Preferred Stock and accordingly the provisions of this Section 6(g) shall not restrict any redemption by this Corporation of Shares held by any holder, provided that all other holders of Shares shall have waived in writing the benefits of this provision with respect to such redemption. This Corporation shall not permit any Subsidiary thereof to take any action which this Corporation is prohibited from taking pursuant to this Section 6(g).

         7.      Exchange Option.

         (a) In case this Corporation shall at any time distribute to all holders of the Class A Common Stock any rights or warrants ("Rights") to subscribe for or purchase Special Securities, each holder of Shares shall have the option (the "Exchange Option"), in lieu of any adjustment to the Conversion Rate pursuant to Section 5, to exchange shares of Convertible Preferred Stock for shaes of Mirror Preferred Stock (as defined below) which shall have an initial aggregate liquidation value determined as follows:

                 (i) in the case of Rights exercisable upon payment, in whole or in part, of cash or property other than Class A Common Stock, the maximum aggregate liquidation value of shares of Mirror Preferred Stock issuable to a holder of Convertible Preferred Stock upon exercise of the Exchange Option shall be equal to the product of (x) the number shares of Special Securities issuable upon exercise of the Rights which this Corporation would have distributed to such holder of Convertible Preferred Stock had such holder's Shares been converted immediately prior to the record date for the distribution of such Rights, and (y) the amount of cash, or the fair market value of such other property (as reasonably determined by the Board of Directors; with respect to any Class A Common Stock that is included in such property, the fair market value thereof shall be the current market price as determined pursuant to Section 5(f) as of such record date), payable by a holder of Class A Common Stock in respect of the purchase of any such shares upon exercise of a Right; or

                 (ii) in the case of Rights exercisable upon the surrender of Class A Common Stock without payment of additional

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         consideration, the maximum aggregate liquidation value of shares of
         Mirror Preferred Stock issuable upon exercise of the Exchange Option by the holder thereof shall be equal to the product of (x) the Conversion Rate expressed in dollars of Liquidation Value per share of Class A Common Stock as in effect on the record date for distribution of the Rights, and (y) the maximum number of shares of Class A Common Stock that would have been surrendered by such holder upon exercise of Rights that would have been distributed to such holder had such holder converted his Shares immediately prior to the record date for distribution of the Rights.

              (b) The exercise price of the Exchange Option shall be one dollar in Liquidation Value of Shares of Convertible Preferred Stock for each dollar of liquidation value of shares of Minor Preferred Stock to be purchased upon exercise of the Exchange Option.

              (c) "Mirror Preferred Stock" means convertible preferred stock issued by the issuer of the Special Securities, such Mirror Preferred Stock to have terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof which are identical, or as nearly so as is practicable in the reasonable judgment of the Board of Directors, to those of the Convertible Preferred
Stock, except that the running of any time periods pursuant to the terms of the Convertible Preferred Stock shall be tacked to such time periods in the Mirror Preferred Stock and except that Mirror Preferred Stock shall be convertible into shares of the Special Security in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof in lieu of Class A
Common Stock. The rate at which Mirror Preferred Stock shall be convertible into Special Securities, expressed in shares of the Special Security per dollar of liquidation value of the Mirror Preferred Stock, shall:

                 (i) in the case of Mirror Preferred Stock issued in respect of Rights exercisable upon payment, in whole or in part, of cash or property other than Class A Common Stock, be determined by a quotient, the numerator of which shall be the number of shares of Special Securities issuable upon exercise of the Rights which this Corporation would have distributed to all holders of Convertible Preferred Stock had all of the Shares been converted immediately prior to the record date for the distribution of such Rights and the denominator of which shall be equal to the aggregate liquidation value of Mirror Preferred Stock issuable (assuming exercise of all the Exchange Options) to all holders of Convertible Preferred Stock in respect of such Rights pursuant to Section 7(a)(i) above; or

                 (ii) in the case of Mirror Preferred Stock issued in respect of Rights exercisable upon surrender of shares of Class A

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
         Common Stock without payment of additional consideration, be determined by the inverse of the product of (x) the Conversion Rate of the Convertible Preferred Stock expressed in dollars of Liquidation Value per share of Class A Common Stock as in effect immediately prior to the record date for distribution of the Rights (without giving effect to any antidilution adjustment pursuant to Section 6 in respect of such Rights) and (y) the number of shares of Class A Common Stock required to be surrendered upon the exercise of each Right.

                 (d) If this Corporation distributes Rights in respect of which the holders of Convertible Preferred Stock are required to be granted an Exchange Option hereunder, this Corporation shall, concurrently with the distribution of such Rights to holders of Class A Common Stock, provide each holder of Convertible Preferred Stock a notice (the "Option Notice") stating that such holder may, on or before the date of expiration of the Rights (the "Expiration Date"), exercise the Exchange Option in accordance herewith, and setting forth a description of the Rights, the Special Securities, and the Mirror Preferred Stock. Such notice shall be accompamed by any prospectus or similar document provided to holders of Class A Common Stock in respect of the distribution of the Rights and a copy of the certificate of designations (or similar document) proposed to be filed by this Corporation or any Subsidiary with the appropriate government official in order to establish the Mirror Preferred Stock.

                 (e) If a transaction described in this Section 7 occurs before the Issue Date, holders of the Convertible Preferred Stock may exercise the rights in this Section 7 within 45 days after the Issue Date or, if later, the date related Rights expire.

                 (f) Upon the exchange of any Share, this Corporation shall pay, to the holder of record of such Share on the immediately preceding Record Date, if such date is after the most recent Dividend Payment Date, or otherwise, to the holder of record of such Share as of the date of exercise of the Exchange Option, all accrued but unpaid dividends on such Share to the date of the surrender of such Share for exchange. Such payment shall be made in cash or, at the election of this Corporation, the issuance of certificates representing such number of shares of Class A Common Stock as have an aggregate current market price (as determined in accordance with Section 5(f)) on the date of issuance equal to the amount of such accrued but unpaid dividends. Upon the making of such payment to the person entitled thereto as determined pursuant to the first sentence of this paragraph, no further dividends shall accrue on such Share or be payable to any other person.

         8. No Voting Rights. Except as required by law and Sections 9 and 11 hereof, the holders of the Convertible Preferred Stock shall not be entitled to vote on any matters submitted to a vote of the holders of the Capital Stock of this Corporation.

         9. Amendment. No amendment or modification of the designation, rights, preferences, and limitations of the Shares set forth herein shall be binding or effective without the prior consent of the holders of record of Shares representing 66 2/3 % of the liquidation Value

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
of all Shares outstanding (excluding, for this purpose, Shares owned by this Corporation or any of its Affiliates) at the time such action is taken.

         10. Preemptive Rights. The holders of the Convertible Preferred Stock will not have any preemptive right to subscribe for or purchase any shares of stock or any other securities which may be issued by this Corporation, provided that this Section 10 shall not limit the rights of holders of the Convertible Preferred Stock pursuant to Sections 5 or 7 hereof.

         11. Senior Securities. The Convertible Preferred Stock shall not rank junior to any other classes or series of stock of this Corporation in respect of the right to receive dividends or the right to participate in any distribution upon liquidation, dissolution or winding up of this Corporation. Without the prior consent of the holders of record of Shares representing
66 2/3% of the Liquidation Value of all Shares then outstanding (excluding, for this purpose, Shares owned by this Corporation or any of its Affiliates), this Corporation shall not issue any Senior Securities.

         12. Exclusion of Other Rights. Except as may otherwise be required by law and for the equitable rights and remedies that may otherwise be available to holders of Convertible Preferred Stock, the shares of Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights, other than those specifically set forth in these resolutions (as such resolutions may, subject to Section 9, be amended from time to time) and in the Restated Certificate of Incorporation of this Corporation.

         13. Headings. The headings of the various sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

         FURTHER RESOLVED, that the appropriate officers of this Corporation are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded, in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."


                              /s/ STEPHEN M. BRETT
                                Stephen M. Brett
                                   President

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